                     =====================================

                                LEASE AGREEMENT

                                    BETWEEN

                PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                        a Delaware limited partnership

                                  (Landlord)

                                      AND

                             MICROSTRATEGY, INC.,
                            a Delaware corporation

                                   (Tenant)


                           3130 Fairview Park Drive
                 Falls Church, Fairfax County, Virginia 22042

                           Dated:  August 14, 1998

                     =====================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1      BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

ARTICLE 2      PREMISES AND QUIET ENJOYMENT

ARTICLE 3      TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF PREMISES

ARTICLE 4      RENT

ARTICLE 5      OPERATING COSTS

ARTICLE 6      PARKING

ARTICLE 7      SERVICES OF LANDLORD

ARTICLE 8      ASSIGNMENT AND SUBLETTING

ARTICLE 9      REPAIRS

ARTICLE 10     ALTERATIONS

ARTICLE 11     LIENS

ARTICLE 12     USE AND COMPLIANCE WITH LAWS

ARTICLE 13     DEFAULT AND REMEDIES

ARTICLE 14     INSURANCE

ARTICLE 15     DAMAGE BY FIRE OR OTHER CAUSE

ARTICLE 16     CONDEMNATION

ARTICLE 17     INDEMNIFICATION

ARTICLE 18     SUBORDINATION AND ESTOPPEL CERTIFICATES

ARTICLE 19     SURRENDER OF THE PREMISES

ARTICLE 20     LANDLORD'S RIGHT TO INSPECT

ARTICLE 21     SECURITY DEPOSIT

ARTICLE 22     BROKERAGE

ARTICLE 23     OBSERVANCE OF RULES AND REGULATIONS

ARTICLE 24     NOTICES

ARTICLE 25     MISCELLANEOUS

ARTICLE 26     SUBSTITUTION SPACE

ARTICLE 27     OTHER DEFINITIONS


EXHIBITS AND RIDERS

The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

Exhibit A  -   Floor Plan of the Premises

Exhibit B  -   The Land

Exhibit C  -   Leasehold Improvements

Exhibit D  -   Form of Commencement Notice

Exhibit E  -   Cleaning Specifications

Exhibit F  -   Net Rentable Area Information



Rider No.1  -  Rules and Regulations

Rider No.2  -  Base Rent Adjustments

Rider No.3  -  Extension Option

Rider No.4  -  Signage

Rider No.5  -  Antenna

Rider No.6  -  Hazardous Materials

Rider No.7  -  Landlord Default

Rider No.8  -  Landlord's Lien

Rider No.9  -  Storage Space

Rider No.10 -  Delivery Date

Rider No.11 -  Indoor Air Quality

Rider No.12 -  Right of Opportunity

INDEX OF DEFINED TERMS

Definitions of certain terms used in this Lease are found in the following sections:

   TERM                                                LOCATION OF DEFINITION
   ----                                                ----------------------
Additional Rent                                           Section 1.01O
Bankruptcy Code                                           Section 8.06
Base Building                                             Exhibit C
Base Rent                                                 Section 1.01N
Base Year                                                 Section 1.01P
Base Year Operating Costs                                 Section 1.01Q
Broker                                                    Section 1.01U
Building                                                  Section 1.01B
Building Standard                                         Exhibit C
Business Days                                             Section 1.01BB
Business Hours                                            Section 1.01CC
Central Systems                                           Section 9.01
Commencement Date                                         Section 1.01F
Common Areas                                              Article 27
days                                                      Article 27
Events of Default                                         Section 13.01
Expiration Date                                           Section 1.01G
Guarantor                                                 Section 1.01Z
Guarantor's Address for Notice                            Section 1.01AA
Holidays                                                  Section 1.01DD
Improvement Allowance                                     Exhibit C
include and including                                     Article 27
Interest Rate                                             Section 4.02
Land                                                      Section 1.01C
Landlord                                                  Preamble
Landlord's Address for Notice                             Section 1.01W
Landlord's Address for Payment                            Section 1.01X
Landlord's Operating Costs Estimate                       Section 5.01
Leasehold Improvements                                    Exhibit C
Net Rentable Area                                         Section 1.01L
Net Rentable Area of the Building                         Section 1.01J
Net Rentable Area of the Premises                         Section 1.01I
Office Park                                               Section 1.01V
Parking Facilities                                        Section 1.01D
Parking Permits                                           Section 1.01R
Permit Fee                                                Section 1.01R
Permitted Uses                                            Section 1.01S
Project                                                   Section 1.01E
Premises                                                  Section 1.01A
Rent                                                      Section 1.01M
repair                                                    Article 27
Security Deposit                                          Section 1.01T
Substitution Space                                        Section 26.01
Successor Landlord                                        Section 18.02
Taxes                                                     Section 5.02
Tenant                                                    Preamble & Article 27
Tenant Affiliate                                          Section 8.03
Tenant Delay                                              Exhibit C

Tenant's Address for Notice                               Section 1.01Y
Tenant's Property                                         Section 14.01A
Tenant's Share                                            Section 1.01L
Tenant's Work                                             Exhibit C
Term                                                      Section 1.01H
terms of this Lease                                       Article 27
Trustee                                                   Section 8.06
year                                                      Article 27

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Landlord"), and MICROSTRATEGY, INC., a Delaware corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                   ARTICLE 1
                BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

     Section 1.01. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.01.

     A.   Premises:           A portion of the first (1st) floor and the entire
                              second (2nd), third (3rd) and fourth (4th) floors of the Building, presently known as Suite Nos.
                              150, 200, 300 and 400, as said space is identified on the floor plans attached hereto as Exhibit A.
                              The foregoing notwithstanding, from and after the date each Leaseable Unit (as defined in Section
                              3.01) is deemed available for occupancy (as defined in Section 3.02), such Leaseable Unit and all other Leaseable Units theretofore made available for occupancy shall be deemed to be the "Premises" for all purposes under this Lease.

     B.   Building:           The building to be constructed on the Land, being
                              commonly known as 3130 Fairview Park Drive, Falls
                              Church, Fairfax County, Virginia 22042.

     C.   Land:               That certain parcel of land described on Exhibit B
                              attached hereto.

     D.   Parking Facilities: The multi-level parking garage and the surface parking area which is adjacent to the Building and located on the Land.

     E.   Project:            The Land and all improvements thereon, including
                              the Building, the Parking Facilities and all Common Areas.

     F.   Commencement Date:  That certain date on which the Term shall commence, as determined pursuant to the provisions of Article 3 hereof.

     G.   Expiration Date:    The last day of the month containing the ninetieth
                              (90th) monthly anniversary of the Commencement
                              Date; provided, however, if the Commencement Date falls on the first (1st) day of a month, then such month shall constitute the first (1st) month of the aforementioned period. The foregoing notwithstanding, if, in accordance with the terms of Section 3.01 of the Lease, Landlord does not deliver possession of the Premises to Tenant as a single unit on the Commencement Date (i.e. the entire Premises is not available for occupancy (as defined in Section 3.02) on the Commencement
                              Date), the Expiration Date shall be the earlier of
                              (i) September 30, 2006 or (ii) the last day of the month containing the ninetieth (90th) monthly anniversary of the date the final portion of the Premises is available for occupancy.

     H.   Term:               Approximately ninety (90) months, beginning on the
                              Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

     I.   Net Rentable Area
          of the Premises:    75,461 square feet, subject to adjustment in
                              accordance with the provisions of Article 3 (which
                              Net Rentable Area is the total of the following:
                              first (1st) floor: 5,554 square feet of Net
                              Rentable Area; second (2nd) floor: 23,533 square feet of Net Rentable Area; third (3rd) floor:
                              23,187 square feet of Net Rentable Area; and fourth (4th) floor: 23,187 square feet of Net
                              Rentable Area).

     J.   Net Rentable Area
          of the Building:    183,097 square feet, subject to adjustment in
                              accordance with the provisions of Article 3.

     K.   Net Rentable Area:  The net rentable area as calculated by the Greater
                              Washington Commercial Association of Realtors Standard Method of Measurement (June 1995 version, modified by Landlord to allow equitable distribution of the Building lobby and the Building's Common Areas throughout the entire Building). Landlord's calculation of the Net Rentable Area is attached hereto as Exhibit F, subject to adjustment in accordance with the provisions of Article 3.

     L.   Tenant's Share:     41.214%, representing a fraction, the numerator of
                              which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to adjustment in accordance with the provisions of Article 3.

     M.   Rent:               The Base Rent and the Additional Rent. The Base
                              Rent is set forth on Rider No. 2-Base Rent
                              Adjustments.

     N.   Base Rent:          The Base Rent shall be $2,150,638.50 per annum
                              ($28.50 per square foot per annum of Net Rentable
                              Area of the Premises), which includes Base Year
                              Operating Costs; subject, however, to adjustment as set forth in this Lease, including in Rider No.
                              2-Base Rent Adjustments.

     O.   Additional Rent:    The Additional Rent shall be all other sums due
                              and payable by Tenant under the Lease.

     P.   Base Year:          Reference is hereby made to Section 5.01D for the
                              definition of Base Year.

     Q.   Base Year
          Operating Costs:    Reference is hereby made to Section 5.01D for the
                              definition of Base Year Operating Costs.

     R.   Parking Spaces
          and Permit Fees:    Tenant shall be entitled to Parking Permits at a
                              ratio of 3.6 per 1,000 square feet of Net Rentable
                              Area of the Premises, at a Permit Fee charge to Tenant of $-0- per Parking Permit during the Term and any extension thereof. The foregoing notwithstanding, Tenant's "free parking" will during the Term will be considered in determining the "Fair Market Value Rate" (as defined in Rider
                              No. 3-Extension Option and Rider No. 12-Right of
                              Opportunity).

     S.   Permitted Uses:     Tenant may use the Premises for executive,
                              administrative and general office purposes, with accessory uses of in-house and customer training
                              (but not a school) and meetings for Tenant's employees and customers, and for no other purpose.

     T.   Security Deposit:   $750,000.00, in the form of a letter of credit in
                              form and content reasonably satisfactory to Landlord, delivered to Landlord within thirty (30) days after the complete execution and delivery of this Lease.

     U.   Broker:             Cushman & Wakefield of Virginia, Inc. and Zalco
                              Realty, Inc.

     V.   Office Park:        The complex of office buildings presently known as
                              Fairview Park, Falls Church, Virginia.

     W.   Landlord's Address
          for Notice:         Prentiss Properties Acquisition Partners, L.P.
                              3141 Fairview Park Drive, Suite 200
                              Falls Church, Virginia  22042
                              Attention:  Asset Manager

                              With a courtesy copy to:

                              Prentiss Properties Acquisition Partners, L.P. 3890 W. Northwest Highway, Suite 400
                              Dallas, Texas  75220
                              Attention:  Corporate Counsel

     X.   Landlord's Address
          for Payment:        Prentiss Properties Acquisition Partners, L.P.
                              P.O. Drawer 905161
                              Charlotte, North Carolina  28290

     Y.   Tenant's Address
          for Notice:

          Prior to the
          Commencement
          Date:               MicroStrategy, Inc.
                              8000 Towers Crescent Drive
                              Vienna, Virginia  22182
                              Attention: Mr. James P. Cappelli

          After the
          Commencement
          Date:               MicroStrategy, Inc.
                              3130 Fairview Park Drive
                              Falls Church, Virginia  22042
                              Attention:  Mr. James P. Cappelli

                              MicroStrategy, Inc.
                              8000 Towers Crescent Drive
                              Vienna, Virginia  22182
                              Attention: Mr. James P. Cappelli

                              MicroStrategy, Inc.
                              8000 Towers Crescent Drive
                              Vienna, Virginia  22182
                              Attention:  Legal Department

                              With a courtesy copy to:

                              Allen L. Morgan, Esq.
                              Latham & Watkins
                              75 Willow Road
                              Menlo Park, California  94025-3656

     Z.   Guarantor:          [Intentionally Omitted]

     AA.  Guarantor's Address
          for Notice:         [Intentionally Omitted]

     BB.  Business Days:      Monday through Friday (except for Holidays).

     CC.  Business Hours:     7:00 a.m. to 6:00 p.m. on Monday and through
                              Friday and 9:00 a.m. to 1:00 p.m. on Saturdays
                              (except for Holidays).

     DD.  Holidays:           New Year's Day; Memorial Day; Independence Day;
                              Labor Day; Thanksgiving Day; and Christmas Day.


                                   ARTICLE 2
                         PREMISES AND QUIET ENJOYMENT

     Section 2.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and leases the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

     Section 2.02. Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord or any party claiming by or through Landlord; subject, however, to all of the terms, conditions and provisions of any and all restrictive covenants, easements and other encumbrances now or hereafter affecting the Premises and the Project. Landlord represents to Tenant that none of the aforementioned deeds of trust, mortgages, restrictive covenants, ground leases, easements and other encumbrances now or hereafter affecting the Premises and the Project prohibits or restricts or will prohibit or restrict Tenant from using the Premises for the Permitted Uses.

                                   ARTICLE 3
         TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF PREMISES

     Section 3.01. The Commencement Date shall be the earlier of (a) the date any Leaseable Unit (hereinafter defined) is deemed available for occupancy pursuant to Section 3.02 hereof (but in no event before February 1, 1999), or
(b) the date Tenant, or anyone claiming by, through or under Tenant, occupies any portion of the Premises for the purpose of and actually conducts Tenant's (or such other person's) business therein. A "Leaseable Unit" means the portion of the Premises located on the first (1st) floor of the Building; the portion of the Premises located on the second (2nd) and third (3rd) floors (together, both floors considered as a single unit) of the Building; or the portion of the Premises located on the fourth (4th) floor of the Building. From and after the date each Leaseable Unit is deemed available for occupancy (as defined in Section 3.02), such Leaseable Unit and all other Leaseable Units theretofore made available for occupancy shall be deemed the "Premises" for all purposes under this Lease.

     Section 3.02.A. A Leaseable Unit or Units shall be deemed available for occupancy as soon as the following conditions have been met with respect to such Leaseable Unit or Units: (a) the Leasehold Improvements (as defined in Exhibit
C) have been Substantially Completed (as defined in Exhibit C) as determined by Landlord's Architect or space planner and Tenant's Space Planner, subject to completion of any Punch List items; and (b) Landlord has obtained (and delivered a copy thereof to Tenant) all final sign-off, inspection and approvals by the appropriate governmental authorities required for the issuance of a permit permitting the lawful use and occupancy of such Leaseable Unit (the "Occupancy Certificate"). Landlord shall endeavor in good faith and in coordination with Tenant (but Landlord does not guaranty) and in the ordinary course of constructing the Leasehold Improvements make the Leaseable Unit located on the second (2nd) and third (3rd) floors of the Building be available for occupancy prior to the Leaseable Unit located on the fourth (4th) floor of the Building being available for occupancy. Landlord agrees that the Leaseable Unit located on the first (1st) floor of the Building will not be deemed available for occupancy prior to the date on which the Leaseable Unit located on the second (2nd) and third (3rd) floors of the Building or the Leaseable Unit located on the fourth (4th) floor of the Building is available for occupancy. The foregoing and any other provision of this Lease to the contrary notwithstanding, if Tenant requests that Leasehold Improvements not be constructed in a portion of the Premises or that Leasehold Improvements be constructed in a portion of the Premises but such Leasehold Improvements are insufficient for the issuance of an Occupancy Certificate for such space (e.g. if Tenant desires to leave a portion of the Premises in shell condition due to Tenant's desire to sublease such space promptly after the Commencement Date and to construct any Leasehold Improvements after the subtenant's space needs are known), Landlord will have no obligation to obtain an Occupancy Certificate for such space and the Premises or such portion thereof shall be deemed available for occupancy as soon as the condition set forth in (a) of this Section has been satisfied and (b) of this Section shall not apply to the Premises or such portion, as applicable. Landlord shall endeavor in good faith to give Tenant at least thirty (30) days prior written notice of the anticipated Commencement Date.

                  B. Any provision of this Lease to the contrary notwithstanding, if there is a delay in the availability for occupancy of any Leaseable Unit due to Tenant Delay, such Leaseable Unit shall be deemed available for occupancy on the date on which the Leaseable Unit would have been available for occupancy but for such Tenant Delay, even though an Occupancy Certificate has not been issued or the Leasehold Improvements have not been commenced or substantially completed.

     Section 3.03. The Net Rentable Area of the Premises and the Building are approximately as stated in Article 1 and Landlord shall have Landlord's Architect specifically calculate and certify to Tenant in writing such square footage(s) in accordance with the definition set forth in such Article. By written instrument substantially in the form of Exhibit D attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date. The foregoing and any other provision of this Lease to the contrary notwithstanding, within 150 days after the date this Lease is fully executed and delivered, Landlord shall cause Landlord's Architect to make a determination of the Net Rentable Area of the Premises based on the methodology set forth in Section 1.01K. Tenant shall have the right to have the Net Rentable area of the Premises verified by Tenant's Space Planner (as defined in Exhibit C) using the method of measurement described in Section 1.01K, on or before the date that is thirty (30) days after Landlord's Architect completes such determination and delivers its results to Tenant, provided that Tenant notifies Landlord thereof in writing within ten (10) Business Days after Landlord's Architect's results are delivered to Tenant. If Tenant's Space Planner asserts that the size of the Premises differs from the size established by Landlord's Architect by less than one percent (1%) of Landlord's Architect's result, then the Net Rentable Area of the Premises shall be conclusively deemed to be the Net Rentable Area as determined by Landlord's Architect. If Tenant's Space Planner disputes the Net Rentable Area of the Premises as set forth above, Landlord's Architect does not agree with such determination and Tenant's Space Planner's determination differs from Landlord's Architect's determination by more than one percent (1%) of Landlord's Architect's determination, then within five (5) Business Days after Tenant's Space Planner's verification of such Net Rentable Area, Tenant's Space Planner and Landlord's Architect shall together appoint an architect who shall be licensed in the Commonwealth of Virginia, who has at least ten (10) years experience and is recognized within the field as being reputable and ethical to remeasure the Premises (using the method of measurement described in Section 1.01K) and the median determination of the Net Rentable Area of the Premises (whether calculated by Landlord's Architect, Tenant's Space Planner or such third architect) shall be final and conclusive. If the number of square feet of Net Rentable Area of the Premises as finally determined by the remeasuring process described above is different than the number of Net Rentable Area of the Premises set forth in Section 1.01I, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the appropriate changes (including, without limitation, an adjustment of the Base Rent and the Improvement Allowance). If Tenant fails to notify Landlord in writing of its intention to remeasure the Premises within the ten (10) Business Day period described above, or fails to have the Premises remeasured prior to the date specified above, then the number of square feet of Net Rentable Area of the Premises as determined by Landlord's Architect shall be final and conclusive. Landlord and Tenant shall each bear the cost of its architect (i.e., for Landlord, Landlord's Architect, and for Tenant, Tenant's Space Planner) and shall share equally the cost of the third architect.

     Section 3.04. Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided, however, that no such early entry shall change the Commencement Date or the Expiration Date. Notwithstanding the foregoing, Landlord will provide Tenant with access to the Premises during the two (2) week period prior to the Commencement Date (the "Preoccupancy Entry Period") for the sole purpose of Tenant's installation of furniture, equipment and cabling/termination devices, provided that Tenant's contractors/vendors are reasonably approved by Landlord. Tenant shall cause its work to be coordinated and complementary with the work of Contractor. Tenant shall comply with all applicable work schedules and requirements promulgated by Landlord and Contractor relating to such entry and the completion of the Leasehold Improvements and Tenant's installation work. Tenant must have obtained all required low voltage permits and delivered a copy of the same to Landlord prior to Tenant's cabling contractor's installation of the cabling at the Premises. In addition, any provision of this Lease to the contrary notwithstanding, Tenant's cabling work shall be performed according to Landlord's construction schedule, which schedule might require that the cabling work be performed prior to or during the aforementioned two (2) week period. With respect to the Preoccupancy Entry Period, neither Base Rent nor Tenant's Operating Costs Payment shall be due and payable as a result of Tenants' entry of the Premises for the purposes described in this Section, but Tenant shall otherwise comply with the terms and conditions contained in this Lease. In addition to the aforementioned rights of Tenant during the Preoccupancy Entry Period, Tenant's Representative (as defined in Exhibit C and, for purposes of this Section, also specifically including Michael Saylor and Tenant's Space Planner) shall have the right, upon reasonable advance notice to Landlord's Contractor and to Landlord in coordination with the Contractor's and Tenant's Representative's schedules, to periodically visit the Project during Business Hours (excluding Saturdays) solely for the purposes of verifying Landlord's construction progress at the Project and reasonably inspecting the Contractor's methods of construction and progress in constructing and installing the Leasehold Improvements. During such visits, Tenant shall observe all safety and other reasonable rules established by Landlord and/or Contractor for such visits.

     Section 3.05. Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises as suitable for the purposes for which the Premises are leased hereunder, subject to completion of any Punch List items, and (b) have waived any defects in the Premises, the Common Areas and the Project; except that Tenant shall not be deemed to have waived (i) patent defects in the Premises, the Common Areas or the Project which defects Tenant reports to Landlord in writing within six (6) months after the Commencement Date; (ii) latent defects in the Premises, the Common Areas or the Project which defects Tenant reports to Landlord in writing within twelve (12) months after the Commencement Date; or (iii) the completion or correction of the items on the Punch List.

                                   ARTICLE 4
                                     RENT

     Section 4.01. Tenant shall pay to Landlord, without notice, demand, offset or deduction (except as may be expressly provided to the contrary in this Lease), in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. Payment of Rent shall begin on the Commencement Date; provided, however, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term, and the first full monthly installment of Base Rent shall be paid within seven (7) days after the complete execution and delivery of this Lease. The Base Rent shall be adjusted annually as set forth on Rider No. 2-Base Rent Adjustments. Any provision of this Lease to the contrary notwithstanding, if the Premises becomes available for occupancy in stages in accordance with the provisions of Section 3.01 (i.e. on the Commencement Date, fewer than all of the Leaseable Units are available for occupancy), the Base Rent payable by Tenant shall be prorated such that Tenant will only be required to pay Base Rent from time to time for the Leaseable Unit(s) that are then available for occupancy in accordance with the terms of
Section 3.01.

     Section 4.02. All past due installments of Rent shall bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of 15% or 4% above the prime rate of interest from time to time publicly announced by NationsBank or any successor thereof; provided, however, if the Interest Rate would exceed the maximum rate permitted under federal law or under the laws of the jurisdiction in which the Land is located, the Interest Rate shall be the maximum rate of interest then permitted by applicable law.

                                   ARTICLE 5
                                OPERATING COSTS

     Section 5.01. Commencing upon the first (1st) anniversary of the date on which the first Leaseable Unit is available for occupancy, Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term, an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of Operating Costs for such year in excess of Base Year Operating Costs, such amount to be calculated and paid as follows:

               A. Commencing upon the first (1st) anniversary of the date on which the first Leaseable Unit is available for occupancy and continuing on or before the first day of January of each year thereafter or as soon thereafter as is practicable (including, for informational purposes only, for calendar year
1999), Landlord shall furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of grossed up Operating Costs for the forthcoming year and Tenant's Operating Costs Payment for such year. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.01 for the month of December of the preceding year, and (b) promptly after Landlords' Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year, and
(i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within ten (10) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant and, following the expiration or sooner termination of the Term (other than due to an Event of Default), Landlord shall promptly forward to Tenant any such overpayment not otherwise applied towards Tenant's payment obligations under this Lease, and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment. Tenant shall not be entitled to any reimbursement or credit for any decreases in the Base Year Operating Costs.

               B. On the first day of March of each year during the Term (beginning on the first day of March of the second year following the year in which the Commencement Date occurs) or as soon thereafter as is reasonably practicable in the event of extraordinary circumstances, Landlord shall furnish Tenant with a reasonably detailed written statement of the actual grossed up Operating Costs for the preceding year. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant.

               C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs, shall be prorated to that Tenant shall pay that portion of Tenant's Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

               D. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant agree that with respect to calendar year 2000, Tenant's Operating Costs Payment shall be calculated based upon the increase (if any) in the grossed up Operating Costs (excluding Taxes) incurred for calendar year 2000 over the grossed up Operating Costs (excluding Taxes) incurred for calendar year 1999; thus, for calendar year 2000, the "Base Year" means calendar year 1999 and the "Base Year Operating Costs" means the grossed up Operating Costs (excluding Taxes) incurred for calendar year 1999. With respect to calendar year 2001 and for each calendar year (or portion thereof) thereafter, Tenant's Operating Costs Payment shall be calculated based upon the increase (if any) in the grossed up Operating Costs (including Taxes) incurred for calendar year 2001 (or such later year, as applicable) over the sum of the grossed up Operating Costs (excluding Taxes) incurred for calendar year 1999 plus Taxes for calendar year 2000; thus, for calendar year 2001 and for each calendar year (or portion thereof) thereafter, the "Base Year" means a combination of the Operating Costs (excluding Taxes) for calendar year 1999 and Taxes for calendar year 2000; and the "Base Year Operating Costs" means the sum of the grossed up Operating Costs (excluding Taxes) incurred for calendar year 1999 plus Taxes for calendar year 2000. The gross up of Operating Costs shall be in accordance with the terms of Section 5.03. In addition, if the Commencement Date is delayed for seven (7) months or more after February 1, 1999 due to Landlord Delay and/or force majeure events, the Base Year shall mean calendar year 2000 and the aforementioned dates (other than those with respect to Taxes, which shall remain the same) shall each be changed to the following calendar year.

     Section 5.02. A. For purposes of this Lease, the term "Operating Costs" shall mean any and all actual expenses, costs and disbursements which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. It is understood that other office buildings are or may be developed in the Office Park and such other buildings may share facilities and services with the Building. Operating Costs shall include that portion of all costs, expenses and disbursements relating to such shared facilities and services which are reasonably allocated to the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, but are not limited to, the following:

               (a) wages, salaries, benefits and fees of all personnel at or below the level of a property manager (i.e. the building manager who deals with the Building's tenants on a day-to-day basis) or entities engaged in the operation, repair, maintenance, management, or safekeeping of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of the Project. To the extent that any of the aforementioned personnel devote a portion of their time to the operation, repair, maintenance, management or safekeeping of the Project and a portion to any other property, Operating Costs shall only include, with respect to the aforementioned expenses for each such person, the expenses that are reasonably allocated to the Project;

               (b) cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project, including the rental of personal property used by Landlord's personnel in the maintenance and repair of the Project;

               (c) cost of utilities for the Project, including water, sewer, power, electricity, gas, fuel, lighting and all air conditioning, heating and ventilating costs;

               (d) cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance, insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project;

               (e) Taxes for the Project. For purposes hereof, the term "Taxes" shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, including any reasonable expenses, including fees for attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. Any (A) franchise, corporation, income, inheritance, gift, estate or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (B) transfer taxes assessed against Landlord or the Project or both, (C) penalties or interest on any late payments of Landlord and, (D) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. Landlord shall appeal the Tax assessment for the Project for any year for which tenants leasing an aggregate of at least fifty percent (50%) of the Net Rentable Area of the Building so request, provided that Landlord receives such request in writing at least thirty (30) days prior to the deadline for filing such appeal. Landlord shall have the right to appeal the Tax assessment at any time without the consent of Tenant or any other tenant at the Building. Tenant acknowledges that all Tax assessment appeal costs and that Taxes constitute Operating Costs and that an appeal might result in increased Operating Costs, a portion of which might be payable by Tenant as a part of Tenant's Operating Costs Payment. If Tenant requests in writing, Landlord shall provide Tenant will a copy of the Tax assessment notice;

               (f) legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), consulting fees, and all other professional fees and disbursements;

               (g) cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties);

               (h) amortization of the cost of improvements or equipment which are capital in nature and which are for the purpose of reducing Operating Costs for the Project, but only up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord. All such costs, including interest thereon, shall be amortized on a straight line basis over the useful life of the capital investment items, as reasonably determined by Landlord;

               (i) the prorated portion (to the extent allocable to the Project) of the property management office rent or rental value at the fair market value rate (and with annual fair market increases) at the time the management office lease was/is entered, for space not to exceed 1,800 square feet of Net Rentable Area. Landlord agrees that at any given time the rent per square foot of Net Rentable Area for the property management office will not exceed the then Rent payable by Tenant per square foot of Net Rentable Area for the Premises;

               (j) management fee (not to exceed 3% of gross rents) (which 3% fee shall be deemed to be included in the Base Year Operating Costs) and all items reimbursable to the Project manager pursuant to any management contract for the Project; and

               (k) amounts payable to the owners' association (if any) for the Office Park.

          B.   "Operating Costs" shall not include:

               (a) original construction costs of the Building;

               (b) expenses for replacements arising from the initial defective or improper construction of the Building regardless of whether such expenses are reimbursed to Landlord by virtue of warranties from contractors or suppliers;

               (c) expenses arising directly from Landlord's leasing of space in the Building or from Landlord's purchase or sale of any interest in the Building, including, without limitation, deed taxes, advertising and marketing, leasing and sale commissions, or any amounts paid for or on behalf of any tenant such as space planning, moving costs, and construction and installation of tenant leasehold improvements;

               (d) costs (exclusive of Landlord's management fee of 3% of gross rents) representing an amount paid to an affiliate of Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they exceed arms-length competitive prices paid in the metropolitan Washington, D.C. area for the services or goods provided;

               (e) reserves for repairs, maintenance and replacements;

               (f) costs incurred to make the Project's computer software systems Year 2000 compliant;

               (g) costs of repairs incurred by reason of fire or other casualty or condemnation whether or not Landlord receives compensation therefore through the proceeds of insurance or condemnation awards;

               (h) interest, penalties or liens arising by reason of Landlord's failure to pay when due any Operating Costs, except that Operating Costs shall include interest or similar charges on Taxes (for example) if the taxing authority permits Taxes to be paid in installments with interest thereon, such payments are not treated as being overdue by the taxing authority and Landlord elects to pay the Taxes in such installments;

               (i) costs incurred for maintenance of any retail areas of the Building, or compensation paid to clerks, attendants, sales persons or other persons on or in commercial concessions operated in the Building;

               (j) costs incurred to maintain Landlord's existence as a corporation, partnership or other entity, such as trustee's fees, annual fees, corporate or partnership organization or for administration expenses and legal and accounting fees (other than with respect to Building operations) and costs attributable to the general corporate overhead of Landlord such as for in-house legal (but not in-house accounting), secretarial and corporate office rent;

               (k) costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous substances from either the Building or Land;

               (l) depreciation of the Building or any equipment, machinery, fixtures or improvements therein;

               (m) the cost of any 'tap fees' or one time lump sum sewer or water connection fees for the Building;

               (n) costs directly resulting from the willful misconduct of Landlord or its agents, contractors or employees;

               (o) ground rents;

               (p) costs incurred to remedy, repair or otherwise correct any violations of governmental laws, rules or regulations which require compliance before the Commencement Date;

               (q) except to the extent permitted as an Operating Cost under
Section 5.02A, capital improvements to the Building;

               (r) principal and interest on mortgage payments;

               (s) costs for sculpture, paintings and other art objects;

               (t) except to the extent permitted as an Operating Costs under
Section 5.02A, rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased;

               (u) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project;

               (v) the cost of any electricity usage reimbursed directly to Landlord by any tenant through metering or any other means;

               (w) cost of any item, service or repair to the extent (i) recovered under a warranty, guaranty or insurance policy maintained or held by the Landlord; or (ii) such cost would have been covered by insurance proceeds had Landlord maintained the insurance coverage it is required to maintain under this Lease; or

               (x) cost of replacing or retrofitting the HVAC system to comply with the laws that regulate or prohibit the use or release of chlorofluorocarbons (CFCs) or hydrocarbons (HCFCs).

There shall be no duplication of any costs or reimbursements and Landlord shall not recover more than one hundred percent (100%) of the Operating Costs actually incurred by Landlord.

     Section 5.03. If less than 100% of the Net Rentable Area of the Building is occupied during any full or fractional year of the Term (including the Base
Year), the actual Operating Costs shall be adjusted for such year to an amount which Landlord reasonably estimates would have been incurred in Landlord's reasonable judgment had the Building been 100% occupied.

     Section 5.04. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building arising from a casualty or condemnation, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. On and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.01A shall be adjusted effective as of the date of such change.

     Section 5.05.

          A. At Tenant's sole cost and expense (subject to the provisions of Section 5.05B) and provided that no monetary Event of Default then exists, Tenant and/or its auditors shall have the right to review Landlord's books and records pertaining to Operating Costs and Landlord's calculation of Tenant's Operating Costs Payment for a given calendar year or portion thereof (as the case may be), for the three (3) calendar years immediately preceding Tenant's receipt of the most recent Operating Cost statement. Landlord agrees to preserve and make available to Tenant in connection with an audit by Tenant such books and records for at least four (4) years (which four (4) year period is not intended to extend the aforementioned three (3) year audit right period) after the end of each such year and thereafter while any audit or dispute concerning same is proceeding. Upon at least thirty (30) days prior written request from Tenant to Landlord, the audit shall be conducted at a time mutually convenient to Landlord and Tenant during Business Hours at the offices where such books and records are maintained.

          B. If the auditor concludes that Landlord has overstated Tenant's Operating Costs Payment for a given year and Landlord has, in fact, so overstated Tenant's Operating Costs Payment, Landlord will refund any overpayment by Tenant within thirty (30) days after completion of the audit and receipt of Tenant's written demand for payment. In addition, if the auditor concludes that Landlord has overstated Tenant's Operating Costs Payment for a given year by more than five percent (5%) of the amount actually due and Landlord has, in fact, so overstated Tenant's Operating Costs Payment, Landlord will reimburse Tenant for Tenant's commercially reasonable out-of-pocket costs (determined on an hourly or flat fee basis for similar services rendered by reputable, experienced auditors regarding the matter in dispute, but in no event in excess of the amount of out-of-pocket expenses paid by Tenant to Tenant's auditor) the reasonable costs of such audit within thirty (30) days after completion of the audit and receipt of Tenant's written demand for payment.

          C. No subtenant shall have the right to review Landlord's books and records pertaining to Operating Costs or Landlord's calculation of Tenant's Share of Operating Costs for any period of time. No assignee (other than a Tenant Affiliate assignee) shall have the right to review Landlord's books and records pertaining to Operating Costs or Landlord's calculation of Tenant's Operating Costs Payment for any period of time prior to the assignment of this Lease to such assignee. Tenant's audit rights shall survive the expiration or termination of this Lease for a period of two (2) years following the last day of the calendar year in which this Lease expires or terminates.

     Section 5.06. Any provision of this Lease to the contrary notwithstanding, the portion of Tenant's payment obligation (the "Controllables Payment") for Tenant's Share of Operating Costs attributable to the Controllable Operating Costs (hereinafter defined) for a calendar year after the Base Year, shall not exceed 105% of the Controllables Payment for the then immediately preceding calendar year (or, in the case of the Controllables Payment for calendar year 2000, the Base Year) (the "Cap"); provided, however, if the Controllables Payment for a calendar year calculated without regard to the Cap ("Uncapped Costs") would exceed the Controllables Payment calculated with the Cap ("Capped Costs"), such excess amount shall be accumulated and paid by Tenant within thirty (30) days after Landlord's written demand therefor to the extent that, in any of the three (3) immediately succeeding years, the Controllables Payment is less than the Cap. Controllable Operating Costs shall mean the aggregate of all Operating Costs other than those incurred for: (w) utilities, (x) insurance, and (y) Taxes, as such non-Controllable Operating Costs are described in Sections 5.02A(c), (d), and (e), respectively. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Operating Costs as grossed-up in accordance with the provisions of Section 5.03.

                                   ARTICLE 6
                                    PARKING

     Section 6.01. Landlord hereby grants to Tenant the right as part of this Lease to use in common with other tenants and with the public, parking spaces in the Parking Facilities. The number of Parking Permits to be issued to Tenant and the monthly Permit Fee during the initial Term for each Parking Permit is set forth in Section 1.01. Landlord shall not be obligated to provide Tenant with any additional Parking Permits. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facilities, then Landlord, at its option, after providing Tenant with an appropriate notice and time period within which to cure any such violation (which notice and time period shall be reasonably determined by Landlord), shall have the right to terminate Tenant's Parking Permits, without legal process, and to remove Tenant, Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facilities. Landlord agrees to label ten (10) parking spaces at the Parking Facilities (which spaces are included in Tenant's Parking Permits allocation) as being "Reserved for MicroStrategy". The reserved parking spaces shall be at a location(s) in the Parking Facilities that is(are) mutually acceptable to Landlord and Tenant. Landlord agrees to label not fewer than twenty (20) parking spaces at the Parking Facilities as being for "Visitor Parking". Landlord shall determine the location of all visitor parking, after Landlord consults with Tenant and considers Tenant's suggestions (which suggestions shall not be binding on Landlord) for where such parking should be located. Landlord agrees that at no time during the Term will the total of all then outstanding Parking Permits issued by Landlord to tenants of the Building exceed a ratio of 3.6 Parking Permits per 1,000 square feet of Net Rentable Area of the Building unless Landlord expands the Parking Facilities to accommodate additional parking, in which case Landlord shall have the right to exceed the aforementioned ratio on a proportionate basis taking into account the number of expansion spaces. Tenant understands that visitor parking at the Project is included in the Building tenants' Parking Permit allocations and that visitor parking is not in addition to the total number of Parking Permits issued to the Building tenants. Any provision of this Lease to the contrary notwithstanding, if any act or omission by Landlord renders the Parking Facilities and/or Tenant's Parking Permit allocation (including reserved spaces) not reasonably accessible, safe or usable or which causes the number of parking spaces at the Parking Facilities and/or Tenant's Parking Permit allocation to be reduced below the allotment granted herein to Tenant and/or the applicable local code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking areas for Tenant's and its invitees use which areas shall (i) cause no net reduction in Tenant's Parking Permit allocation, (ii) be reasonably convenient in terms of location, quality and safety, and (iii) be designated by prior written notice to Tenant with the exact location of such substitute parking areas.

                                   ARTICLE 7
                             SERVICES OF LANDLORD

     Section 7.01. A. During the Term, Landlord shall furnish the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electric power for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers and similar common items of contemporary office business equipment; (c) heating, ventilating and air conditioning, as appropriate, during Business Hours; (d) electric lighting for the Common Areas of the Project; (e) at least two (2) passenger elevators, for use in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, that Landlord shall have the right to limit the number (but not below two (2)) of (but not cease to operate all) elevators to be operated for repairs and after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services in accordance with the standards set forth on Exhibit E to this Lease; (g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations; (h) replacement, as necessary, of fluorescent light bulbs, Building Standard light bulbs and ballasts in Building Standard light fixtures within the Premises; (i) Building lobby directory board identification of Tenant; (j) maintenance of the Building structure, foundation, roof, Central Building Systems, exterior, sprinkler system, landscaping, the Parking Facilities and the Common Areas; (k) reasonable use of the passenger/freight elevator without charge to Tenant, subject to Landlord's reasonable rules with respect to such elevator usage; (l) Landlord shall provide Tenant with 480 security access cards for the Building at no cost to Tenant for the 24-hour a day/7 day per week perimeter access security system to be installed at the Building, at Landlord's expense; and (m) use (without charge to Tenant) in common with others Tenant's pro rata share of the Building's tenant risers for the purpose of servicing the Premises and/or Tenant's Rooftop Communications Equipment. All services referred to in this Section 7.01A shall be provided by Landlord and paid for by Tenant as part of Rent. Landlord shall provide the services referred to in this Section 7.01A in a manner and to a standard that is consistent with those of other landlords of first-class office buildings located in the Tysons Corner/Merrifield market. The Base Building's HVAC system is designed for the cooling capacities set forth for such system in the Base Building Plans and Specifications (as defined in Exhibit C). The Base Building's HVAC equipment shall be designed to maintain a uniform indoor temperature of 73 degrees F.D.B. at 50% R.H. in summer based on the outdoor condition of 95 degrees F.D.B./78 degrees F.W.B. and 75 degrees F.D.B. in the winter based on the outdoor condition of 5 degrees F.D.B. Actual performance levels are conditioned upon Tenant's Leasehold Improvements being standard tenant build-out for similar office buildings. Reference is hereby made to Rider No. 7-Landlord Default for provisions regarding certain rights of Tenant arising upon Landlord's default hereunder.

          B. If Tenant requires air conditioning, heating, cleaning or other services that Landlord is obligated to provide under Section 7.01A for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service. Landlord shall have no obligation to provide any additional service to Tenant at any time if an Event of Default then exists, unless Tenant pays to Landlord, in advance, the cost of such additional service. The after hours HVAC system being installed at the Building in connection with the initial construction of the Building will enable Tenant to activate after-hours HVAC for the Premises via a manual activation system or through the following 3130 Fairview Park After Hours
Procedures: (i) during Property Management Office Hours (currently, 7:30 a.m. through 5:30 p.m., Monday through Friday (exclusive of Holidays), Tenant calls Property Management Office and Property Management Office personnel will program the energy management system to run during the designated time period; and (ii) after Property Management Office Hours, Tenant calls Property Management Office and security personnel will program the energy management system to run during the designated time period. Tenant shall reimburse Landlord for Landlord's actual cost for such additional HVAC service, which shall include overtime utility costs per hour, equipment maintenance costs per hour and equipment depreciation per hour. Landlord estimates the actual overtime HVAC cost for calendar year 1999 to be $35.00 per hour per floor, which estimate includes the overtime utility costs per hour, equipment maintenance costs per hour and equipment depreciation costs per hour. Tenant acknowledges that the actual overtime HVAC charges to Tenant could at any time during the Term differ from the aforementioned estimate. The foregoing notwithstanding, Landlord agrees that Landlord will give Tenant (a) a ten percent (10%) bulk rate discount (as reasonably determined by Landlord based upon utility costs per hour, equipment maintenance costs per hour and equipment depreciation costs per hour) for overtime HVAC if Tenant gives Landlord written notice at least three (3) days in advance that Tenant desires at least thirty (30) hours of overtime HVAC for a single floor of the Premises in the then upcoming calendar month, with the minimum additional overtime unit being two (2) hours and with each day's scheduled overtime HVAC hours being set forth in such notice; and (b) a twenty percent (20%) bulk rate discount (as reasonably determined by Landlord based upon utility costs per hour, equipment maintenance costs per hour and equipment depreciation costs per hour) for overtime HVAC if Tenant gives Landlord written notice at least three (3) days in advance that Tenant desires at least thirty
(30) hours of overtime HVAC for each of two (2) or more floors of the Premises in the then upcoming calendar month, with the minimum additional overtime unit being two (2) hours and with each day's scheduled overtime HVAC hours being set forth in such notice

          C. Tenant shall not install any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air conditioning or heating system serving the Premises. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises.

          D. Landlord and Tenant agree that an electricity submeter will be installed for each floor on which the Premises is located. The cost of purchasing and installing the submeters shall be shared equally by Landlord and Tenant. Landlord shall read the submeters each month during the Term and send Tenant an invoice for the electricity consumed by Tenant at the Premises in excess of Landlord's reasonable estimate of normal office tenant usage for buildings similar to the Building, as such excess is shown on the submeters and Tenant shall pay such invoices within thirty

(30) days after receipt thereof. Landlord shall have the right to enter the Premises each month in order to read the submeters. In addition to the aforementioned electricity payment, Tenant shall pay Landlord Tenant's Share of Operating Costs for electricity for the Common Areas and to operate the Central Systems. If Tenant disagrees with Landlord's calculation of Tenant's excess electricity consumption, Tenant shall so notify Landlord in writing. Within ten
(10) days after Landlord receives such notice, Landlord and Tenant shall mutually agree upon an electrical engineer or other neutral qualified consultant and such engineer or consultant shall determine Tenant's excess usage (if any), with such determination being binding on Landlord and Tenant.

     Section 7.02. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

     Section 7.03. No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease, unless such failure or stoppage of services (i) renders the Premises or a portion thereof not reasonably tenantable for the normal conduct of Tenant's business; and (ii) extends for a period longer than three (3) consecutive days, in which event the Rent payable hereunder shall be equitably abated beginning on the fourth (4th) consecutive day after the Premises becomes not reasonably tenantable and continuing for so long as the Premises or the portion thereof is not reasonably tenantable. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service.

     Section 7.04. If Tenant desires additional electrical capacity to service the Premises, Tenant, at its expense, may, subject to Landlord's approval (not to be unreasonably withheld, conditioned or delayed) install such equipment in the Building as is necessary to increase the available electrical capacity and as part of such installation Tenant will install and thereafter maintain a submeter (or comparable device to measure such consumption) at Tenant's sole cost (if the submeter is not then already in place). Any such installation shall be subject to the provisions of Article 10-Alterations. Landlord shall reasonably cooperate with Tenant to provide increased electrical capacity to the Premises at Tenant's cost. Subject to the terms of this Lease, Landlord shall make available, at no cost to Tenant, reasonable access to the Building's electrical closets and risers for installation of any necessary wiring, circuit breakers and similar equipment for the purposes of increasing the electrical capacity. Any provision of this Lease to the contrary notwithstanding, no such electrical modifications shall be permitted if they will diminish or compromise the electrical capacity or service to any part of the Building or the Common Areas.

     Section 7.05. Any provision of this Lease to the contrary notwithstanding, subject to and in accordance with Tenant's compliance (at Tenant's expense) with all applicable laws, rules and regulations and the Rules and Regulations, Tenant shall have the non-exclusive right to use solely for the purpose of internal access to the Premises the Building emergency exit stairs and landings for the floors on which the Premises is located. Landlord agrees to install, if requested by Tenant and at Tenant's expense, subject to and in accordance with applicable laws, rules and regulations, appropriate security devices to prevent the stairwell doors from being opened in and from the stairwells to the Premises without an appropriate key card. Upon installation of a security and/or lock system Tenant will provide Landlord with a duplicate copy of the keys, cards or codes to such system. At Tenant's expense and at Tenant's option, but in accordance with all applicable laws, rules and regulations, Landlord will also install, in connection with the Leasehold Improvements, carpeting (or other floor covering selected by Tenant and approved by Landlord) on the stairs and landings, additional lighting and, at Tenant's expense, will paint the walls, stairs, landing and ceilings in a color selected by Tenant and approved by Landlord. A portion of the Improvement Allowance may be applied towards such improvements. Landlord will have no obligation to provide routine, scheduled or periodic security service for the stairwells. Tenant's indemnification obligations set forth in Section 17.01 with respect to the Premises shall be deemed to include the stairwells.

                                   ARTICLE 8
                           ASSIGNMENT AND SUBLETTING

     Section 8.01. Except as otherwise expressly set forth in this Article, neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. Except as otherwise expressly set forth in this Article, the Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 8.02. An assignment of this Lease shall be deemed to have occurred if in a single transaction or in a series of transactions more than 50% in interest in Tenant or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant or such subtenant have less than a 50% interest in Tenant or such subtenant. The transfer of the outstanding capital stock of any corporate Tenant or subtenant through the "over-the-counter" market or any recognized national securities exchange shall not be included in the calculation of such 50% interest referenced above.

     Section 8.03. Notwithstanding anything to the contrary in Section 8.01, provided that no Event of Default then exists, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to (a) sublet all or part of the Premises to any related corporation, joint venture, partnership or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; provided that (i) such assignee assumes all of the obligations and liabilities of Tenant under this Lease, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.04A. For the purpose hereof "control" shall mean the ability to directly control the management and decision making functions of such corporation or entity (a "Tenant Affiliate").

     Section 8.04.

          A.  For assignments and sublettings other than those permitted by
Section 8.03, if Tenant desires to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than fifteen (15) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (i) the name, current address, and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, and
(v) financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

          B. The foregoing notwithstanding, if Tenant desires to sublease all or any portion of the Premises, Tenant shall first deliver to Landlord written notice of such desire and Landlord shall have the option to notify Tenant in writing within fifteen (15) days thereafter that Landlord elects to terminate this Lease as to the applicable space as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17 and 22 and all other provisions of this Lease which expressly survive the termination hereof. If Landlord fails to timely notify Tenant that Landlord has elected to terminate this Lease pursuant to the terms of the foregoing sentence, Landlord shall be deemed to have elected not to so terminate this Lease. Provided Tenant thereafter enters into a sublease for the applicable space (upon receiving Landlord's written consent thereto as set forth below) within six (6) months after Landlord has elected (or is deemed to have elected), Landlord's right to recapture such space shall not arise again until such sublease expires or is otherwise terminated and Tenant desires to re-sublet such space. If Tenant fails to enter into a sublease for the applicable space within the six
(6) month period, Landlord's recapture right shall be revived and Tenant shall reoffer the space to Landlord if Tenant continues to desire to sublease such space.

          C. For assignments other than those permitted by Section 8.03, Landlord shall have fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (a) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17 and 22 and all other provisions of this Lease which expressly survive the termination hereof (as to Tenant's then existing obligations under this Lease, but not as to any new or different obligations thereafter arising under this Lease); (b) to permit Tenant to assign this Lease; provided, however, that, if any consideration shall actually be received by Tenant in connection with such proposed assignment, then 50% of such consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees, leasehold improvement allowances, lease concessions and other disbursements reasonably incurred by Tenant for such assignment); or (c) to refuse, in Landlord's reasonable judgment (reference is hereby made to Section

8.04E for certain criteria for Landlord's consent to a proposed assignment), to consent to Tenant's assignment of this Lease and to continue this Lease in full force and effect. If Landlord fails to notify Tenant in writing of such election with respect to a proposed assignment within the first ten (10) days of the aforementioned fifteen (15) day period, Tenant shall send a second notice to Landlord and if Landlord fails to notify Tenant in writing of Landlord's election with five (5) days following receipt of such second notice, Landlord shall be deemed to have elected option (b) above.

          D. For sublettings other than those permitted by Section 8.03 and provided Landlord has elected (or is deemed to have elected) not to recapture the space as set forth in Section 8.04B, Landlord shall have fifteen (15) days following receipt of notice and other information requested by Landlord (which fifteen (15) day period may run concurrently with the fifteen (15) day period set forth in Section 8.04B) within which to notify Tenant in writing that Landlord elects: (A) to permit Tenant to sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall actually be received by Tenant in lieu of rent in connection with such proposed sublease (in addition to rent), then 50% of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees, leasehold improvement allowances, lease concessions and other disbursements reasonably incurred by Tenant for such subletting); or (B) to refuse, in Landlord's reasonable judgment (reference is hereby made to Section 8.04E for certain criteria for Landlord's consent to a proposed sublease), to consent to Tenant's subleasing of such space and to continue this Lease in full force and effect. If Landlord fails to notify Tenant in writing of such election with respect to a proposed subletting by Tenant within the first ten
(10) days of the aforementioned fifteen (15) day period, Tenant shall send a second notice to Landlord and if Landlord fails to notify Tenant in writing of Landlord's election within five (5) days following receipt of such second notice, Landlord shall be deemed to have elected option (A) above.

          E. Subject to Landlord's rights of recapture and profit-sharing and provided that no Event of Default then exists, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or subletting of the Premises pursuant to Sections 8.04C or D. It shall be reasonable for Landlord to withhold its consent to an assignment or subletting to, among other assignees and/or subtenants, any (i) school; (ii) employment agency; (iii) governmental agency or authority; (iv) a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building; (v) travel agency; (vi) entity or persons enjoying the privileges of foreign sovereign immunity or diplomatic immunity; (vii) a person or entity that would conduct its business in a manner that might, in Landlord's reasonable opinion, materially and adversely affect the operation of the Building or the Building's image as a first-class office building containing reputable professional tenants; or (viii) assignee or sublessee if such assignment or subletting might, in Landlord's reasonable opinion, cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project.

          F. Tenant agrees to reimburse Landlord for legal fees (not to exceed $750 per proposed assignment or sublease) and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

     Section 8.05. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

     Section 8.06. A. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

                    B. The Trustee shall have the right to assume or assign Tenant's rights and obligations under this Lease only if the Trustee: (i) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (ii) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (iii) provides adequate assurance of future performance under the Lease. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

     Section 8.07. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. Subject to any provisions of Section 3 of Rider No. 7-Landlord Default to the contrary, in the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers of any such title or interest, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during the term of such transferee's ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                                   ARTICLE 9
                                    REPAIRS

     Section 9.01. Except for ordinary wear and tear and except as otherwise provided in this Lease, Landlord shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements); provided, however, to the extent that any of the Leasehold Improvements are non-Building Standard, Landlord shall have the option to either maintain such Leasehold Improvements, at Tenant's expense, or to require Tenant to maintain such Leasehold Improvements, at Tenant's expense, in accordance with the maintenance program reasonably required by Landlord. Tenant shall pay to Landlord the actual cost, except for Tenant's equipment and fixtures covered by service and maintenance contracts entered by Tenant (including, if Landlord makes the repair as to such non-Building Standard item(s), a fee equal to 5% of actual costs to cover a fee for Landlord's agent or manager) for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), other than maintenance, repairs and replacements to any Building system or component within the Building core serving the tenants in the Building ("Central Systems") located within the Premises; and (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central Systems) caused by the gross negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees, but only to the extent such costs are not covered by insurance required to be carried under this Lease. Amounts payable by Tenant pursuant to this Section
9.01 shall be payable thirty (30) days after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant. Tenant's obligation to perform any repairs or to maintain the Premises shall be limited to interior non-structural items.

     Section 9.02. Tenant shall keep the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements), and any branch of a Central System serving the Premises, but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same. The foregoing notwithstanding and specifically excluding Tenant's rights under Rider No. 7-Landlord Default, Tenant shall have the right to make repairs to the Premises (but not any repairs to the Building structure or to any Central Systems), at Tenant's expense, provided that, with respect to each repair project, the cost of making the repairs would not normally exceed $5,000 if Tenant were to have third-party contractors make such repairs and Tenant abides by Landlord's reasonable rules and regulations for making such repairs (for example, that Tenant obtain all necessary permits, that the repairs be made promptly and in a good and workmanlike manner, etc.). In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus 5% of the actual costs to cover a fee for Landlord's agent or manager.

     Section 9.03. All repairs made by Tenant pursuant to Section 9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant and reasonably approved by Landlord; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems.

     Section 9.04. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.

                                  ARTICLE 10
                                  ALTERATIONS

     Section 10.01. Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay but which consent may be conditioned upon Tenant's agreement to remove the alterations at the end of the Term. Tenant agrees to remove, at its sole cost and expense, all of Tenant's Leasehold Improvements, furniture, personal property and movable trade fixtures from the Premises, on or before the expiration or earlier termination of this Lease; provided, however, Landlord agrees not to require Tenant to remove any of Tenant's initial Leasehold Improvements shown on the plans, dated July 27, 1998, prepared by Tenant's Architect. Subsequent alterations to the Premises shall also remain upon the expiration or termination of this Lease unless Landlord has notified Tenant in writing at the time Landlord approves the proposed subsequent alterations that Tenant will be required to remove such subsequent alterations at the end of the Term. If Tenant desires to make any alterations to the Premises after the Commencement Date, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's reasonable review and approval before Tenant allows any such work to commence. Tenant shall select and use only contractors approved by Landlord, which approval shall not be unreasonably withheld. Upon Tenant's receipt of written approval from Landlord and upon Tenant's payment of any third party review costs reasonably incurred by Landlord, Tenant shall have the right to proceed with the construction of all approved alterations, in strict compliance with the approved plans and specifications. All alterations shall be made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord's contractor on terms reasonably satisfactory to Tenant, including a fee of 5% of the actual costs of such work to cover a fee for Landlord's agent or manager if such agent or manager actually supervises and coordinates such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Central Systems. The foregoing notwithstanding, Tenant shall have the right, at Tenant's expense and without Landlord's consent, to make non-structural decorative or cosmetic alterations (including millwork) to the Premises (such as recarpeting or repainting the Premises) that are consistent with the leasehold improvements typically found in first class office space in the Tysons Corner/Merrifield office market and provided that the alterations cost $100,000 or less (for any single project).

     Section 10.02. All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Systems; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air conditioning (either during or after such work); (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of the Lease; and (f) not unreasonably disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

     Section 10.03. All leasehold improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures including, without limitation, Tenant's audio-visual and related equipment). Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures from the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations and other physical additions made by Tenant to the Premises which Landlord advised Tenant in writing at the time Landlord approved the installation of such items (or at any time, if Tenant failed to obtain the required approval by Landlord) that they were to be removed at the end of the Term, Landlord shall have the right, on the tenth (10th) day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all reasonable third-party costs incurred by Landlord in connection with such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. Landlord will not require Tenant to remove any Leasehold Improvements to the extent that such Leasehold Improvements have been constructed or installed at least to the Building Standard quality level and provided that such Leasehold Improvements are improvements that are typically found in the office space of other first-class office buildings in the Tysons Corner/Merrifield market.

The provisions of this Section 10.03 shall survive the expiration or any earlier termination of this Lease.

                                  ARTICLE 11
                                     LIENS

     Section 11.01. Except with respect to the initial Leasehold Improvements being constructed or installed by Landlord's Contractor, Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant, except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien or claim for a lien (a "lien") is filed for such work or materials requested or contracted for by Tenant, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within thirty (30) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the jurisdiction in which the Land is located to cover 125% of the amount of the lien (or such greater amount as may be required by any court having jurisdiction over the lien at issue) plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within thirty (30) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including reasonable expenses, interest and attorneys' fees.

                                  ARTICLE 12
                         USE AND COMPLIANCE WITH LAWS

     Section 12.01. The Premises shall be used for the Permitted Uses and for no other purposes. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Landlord represents that any Occupancy Certificate(s) obtained by Landlord in making the Premises "available for occupancy" (as defined in Section 3.02) shall permit the lawful occupancy of the Premises (or the portion to which such certificate applies) for the Permitted Use.

     Section 12.02. Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, as the same relate to the physical condition of the Premises and Tenant's use thereof, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of

Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all reasonable insurance requirements applicable to the Premises,
(d) comply with all covenants, conditions and restrictions recorded among the land records of the jurisdiction in which the Land is located, but only to the extent Landlord delivers a copy of such covenants, conditions and restrictions to Tenant, and (e) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers directly and proximately by reason of Tenant's failure to comply with its obligations under clauses (a),
(b), (c) or (d) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

     Section 12.03. Landlord represents to Tenant that, to Landlord's actual knowledge, the design and construction of the Project (exclusive of the planned Leasehold Improvements for the Premises and other areas leased to tenants) comply with all applicable laws, rules, regulations or codes including, without limitation, the Americans with Disabilities Act, as such laws are in effect and enforced on the Commencement Date. Landlord shall indemnify and hold Tenant harmless from any loss, costs, claim or expense which Tenant incurs or suffers directly and proximately by reason of any failure of the design or construction of the Project (exclusive of the Premises and other areas leased to tenants) to comply with any applicable laws, rules, regulations or codes including, without limitation, the Americans with Disabilities Act.

     Section 12.04 All design, construction and installation of the Leasehold Improvements (as defined in Exhibit C) shall conform to the requirements of all applicable laws, rules, regulations and codes of any authority having jurisdiction over, or with respect to, such Leasehold Improvements. The foregoing notwithstanding, to the extent that the construction or installation of any Leasehold Improvements is in accordance with the Working Drawings, but the Working Drawings do not conform to any such laws, rules, regulations or codes, Tenant shall be responsible for correcting, at Tenant's expense, such construction or installation. To the extent that, on the Commencement Date, the initial Leasehold Improvements made to the Premises by Landlord or Landlord's contractors have not been constructed substantially in accordance with the Working Drawings (as defined in Exhibit C), Landlord shall, at Landlord's expense, take such action as may be necessary to correct such construction variances from the Working Drawings.

                                  ARTICLE 13
                             DEFAULT AND REMEDIES

     Section 13.01. The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) Business Days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant fails to pay Base Rent within five (5) days after the due date more than twice in any period of twelve (12) months; (c) [Intentionally Omitted]; (d) if Tenant dissolves its business; (e) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings; (f) if Tenant of this Lease makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (g) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; or (h) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such failure within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

     Section 13.02. Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following:

               (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all reasonable losses and damages which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other reasonable expenses incurred by Landlord in connection with Tenant's default;
(2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of 8% per annum, minus the fair market rental value for the balance of the Term, determined as of the time of such default, discounted to the then present value at a rate of 8% per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or

               (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or

               (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

     Section 13.03. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. Tenant hereby waives any right of redemption of the Premises or the Lease following any Event of Default.

     Section 13.04. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by the party against whom enforcement of such waiver is asserted. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

     Section 13.05. The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease.

                                  ARTICLE 14
                                   INSURANCE

     Section 14.01. A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property ("Tenant's Property") and the Leasehold Improvements, in an amount equal to the full replacement value; (b) commercial general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000 inclusive per occurrence; (c) Worker's Compensation and Employer's Liability insurance in form and amount as required by applicable law; and (d) if Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (nonreporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises.

          B.   Tenant shall have the right to include the insurance required by
Section 14.01A under Tenant's policies of "blanket insurance". All certificates of insurance evidencing such coverage shall name Tenant as named insured thereunder and shall name Landlord and all mortgagees and lessors of Landlord of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such certificates shall be issued by insurers acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and noncontributing. All such policies and certificates shall contain an agreement by the insurers to notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty
(30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium.

     Section 14.02. Landlord shall obtain and keep in force throughout the Term,
(a) "All Risk" property insurance in an amount equal to one hundred percent (100%) of the full replacement value of the Building (less, at Landlord's election, the cost labor and materials for construction of the Building foundation); and (b) comprehensive general public liability insurance with minimum limits of $2,000,000 for injury to or death of one or more persons in any one occurrence and $2,000,000 for damage or destruction of property in any one occurrence. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

     Section 14.03. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

     Section 14.04. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of any other waiver or release contained in this Lease. Landlord and Tenant shall each obtain waiver of subrogation endorsements to their respective property or casualty insurance policies.

                                  ARTICLE 15
                         DAMAGE BY FIRE OR OTHER CAUSE

     Section 15.01. If the Building, the Project or any portion thereof is damaged or destroyed by any casualty to the extent that, (a) in Landlord's reasonable judgment, repair of such damage or destruction would not be economically feasible, (b) the damage or destruction to the Building or Project cannot reasonably be repaired within 300 days after the date of such damage or destruction, or if the proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord and/or Tenant shall have the right to terminate this Lease by giving notice of such termination to the other party, within sixty (60) days after the date of such damage or destruction.

     Section 15.02. If the Premises or any portion thereof is damaged or destroyed by any casualty and the Premises cannot reasonably be rebuilt or made fit for Tenant's purposes within 180 after the date of such damage or destruction, or if the proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction.

     Section 15.03. If the Building, the Project or the Premises is damaged or destroyed and this Lease is not terminated under Section 15.01 or Section
15.02 and such damage or destruction renders the Premises partially but not wholly untenantable, this Lease shall not terminate, but Rent shall be abated in proportion to the area of the Premises which cannot reasonably be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure and to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction.

     Section 15.04. If the Building or the Premises or any portion thereof is damaged by fire or other casualty at any time during the last year of the Term to the extent that it will take more than sixty (60) days to repair the damage, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such fire or other casualty.

     Section 15.05. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. In the event of destruction or damage to the Building, the Project or the Premises for which this Lease is not terminated pursuant to Section 15.01 or 15.02, Landlord shall within a reasonable time after the date of such destruction or damage, subject to force majeure and Tenant Delay, restore the Building and the Premises to as near the same condition as existed prior to such partial damage or destruction.

     Section 15.06. If this Lease is terminated pursuant to Sections 15.01, 15.02, or 15.04, then all Rent shall be apportioned and paid to the date on which beneficial occupancy is prohibited and

Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                                  ARTICLE 16
                                 CONDEMNATION

     Section 16.01. If any portion of the Building, the Premises or the Project are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), which taking is such that the Building or the Premises cannot reasonably be restored in an economically feasible manner for use substantially as originally designed, then Landlord and/or Tenant shall have the right to terminate this Lease, effective as of the date specified in a written notice of termination to the other party and Rent shall be apportioned as of the date of the earlier of such condemnation or termination.

     Section 16.02. In the event any portion of the Parking Facilities shall be taken by condemnation, which taking is such that the Parking Facilities cannot reasonably be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional parking facilities in the vicinity of the Building, then Landlord or Tenant shall have the right to terminate this Lease, effective as of the date specified in a written notice of termination to the other.

     Section 16.03. In the event that a portion of the Premises shall be taken by condemnation, and this Lease is not terminated pursuant to Section 16.01, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, this Lease shall remain in full force and effect as to the remainder of the Premises and the Rent payable by Tenant shall be equitably adjusted.

     Section 16.04. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

     Section 16.05. If any portion of the Project other than the Building or the Parking Facilities is taken by condemnation, this Lease shall be and remain unaffected by such condemnation and Tenant shall continue to pay in full the Rent payable under this Lease. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation and Tenant shall continue to pay in full the Rent payable hereunder and Tenant shall be entitled to the condemnation award attributable to such temporary use or occupancy of all or any part of the Premises.

     Section 16.06. Landlord agrees that in the event of a condemnation of the any portion of the Project for which this Lease is not terminated under this Article, Landlord shall within a reasonable time after the date of such condemnation, subject to force majeure and Tenant Delay and the availability of the condemnation proceeds, restore the Project to as near the same condition as existed prior to such condemnation to the extent reasonably feasible.

                                  ARTICLE 17
                                INDEMNIFICATION

     Section 17.01. Tenant and its agents employees, representatives, contractors, licensees and invitees, hereby waive all claims against, and agree to indemnify and hold harmless, Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than solely by reason of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the gross negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project or any part thereof. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. Reference is hereby made to Section 7.05 for additional provisions regarding Tenant's indemnification obligations.

     Section 17.02. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas of the Project when not solely the result of the gross negligence or willful misconduct of Tenant, and its agents, employees, representatives, contractors, licensees, and invitees. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

                                  ARTICLE 18
                    SUBORDINATION AND ESTOPPEL CERTIFICATES

     Section 18.01. Subject to the terms and conditions set forth in Section 18.05, this Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds of trust, mortgages or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust, mortgages or other security instruments. Upon demand following Landlord's delivery of the non-disturbance agreement required under Section 18.05, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or affect Tenant's use and enjoyment of the Premises.

     Section 18.02. Notwithstanding the generality of the foregoing provisions of Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord,
(ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require.

     Section 18.03. Tenant shall, from time to time, within ten (10) Business Days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease, as the Lease may have been amended, is in full force and effect; that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease, or has been changed as set forth in the certificate; that Tenant has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other factual matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

     Section 18.04. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

     Section 18.05. Landlord represents to Tenant that, as of the date of this Lease, the Project is not subject to the lien of any mortgage or deed of trust. Any provision of this Lease to the contrary notwithstanding, Tenant's interest under this Lease shall be superior to each underlying lease, deed of trust, mortgage or other security instrument which hereafter covers all or any portion of the Project or any interest of Landlord therein, until Tenant is provided with a commercially reasonable subordination, non-disturbance and attornment agreement in recordable form from the lessor under such underlying lease or the party secured by such deed of trust, mortgage or other security instrument. Upon delivery of such agreement to Tenant, Tenant shall deliver a fully executed copy thereof to Landlord and to such lessor or secured party. Tenant shall execute and deliver to Landlord, if Landlord so requests at any time, a release of Tenant's subordination, non-disturbance and attornment agreement which Landlord shall be authorized to record among the appropriate public records only upon the expiration or earlier termination of this Lease or upon the occurrence of an Event of Default.

                                  ARTICLE 19
                           SURRENDER OF THE PREMISES

     Section 19.01. By no later than 11:59 p.m. of the Expiration Date or the date of earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.02(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord.

     Section 19.02. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to 125% for the first two (2) months of such holdover, 175% for the third month of such holdover and 200% for each month thereafter, of the monthly portion of Base Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. In no event shall Tenant be responsible or liable for consequential, punitive or speculative damages of any type or kind due to such holdover. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 20
                          LANDLORD'S RIGHT TO INSPECT

     Section 20.01. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises upon reasonable advance notice to Tenant not to exceed twenty-four
(24) hours (or, in the event of an emergency, at any hour and without advance notice), except that Tenant shall have the right to escort Landlord during any such entry. In addition, Tenant shall have the right to designate certain areas of the Premises as being secured as required by any governmental agency and Landlord will not enter those areas except in the event of an emergency. Entry by the housekeeping staff and by Landlord's engineering personnel, each of whom will be issued a security card by Tenant, shall not be subject to the aforementioned advance notice requirement. When Landlord enters the Premises, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises.

                                  ARTICLE 21
                               SECURITY DEPOSIT

     Section 21.01. Tenant's Security Deposit, in the form of a letter of credit, shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Provided that no Event of Default then exists on each of the fourteenth
(14th), the twenty-sixth (26th) and the thirty-eighth (38th) monthly anniversaries of the Commencement Date, the Security Deposit shall be reduced by $250,000 on such day or promptly thereafter if any such Event of Default is thereafter cured. If upon the termination of this Lease Landlord holds the Security Deposit or a portion thereof pursuant to the terms of this Lease, Tenant is not in default at the termination of this Lease and Tenant surrenders the Premises in accordance with the terms of Article 19 hereof, any remaining balance of the Security Deposit shall be returned to Tenant within thirty (30) days after such termination. If Landlord transfers, sells or conveys its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee (and concurrently therewith, send notice and evidence of such assignment to Tenant), and thereafter Landlord shall have no further liability to Tenant for the Security Deposit. Landlord shall have the right to approve (which approval will not be unreasonably withheld, delayed or conditioned) the Security Deposit letter of credit issuer. Landlord hereby preapproves NationsBank, N.A. as the Security Deposit letter of credit issuer, but Tenant shall not be required to use NationsBank, N.A. as such issuer.

                                  ARTICLE 22
                                   BROKERAGE

     Section 22.01. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall pay Broker's commission pursuant to the terms of a separate agreement between Landlord and Broker.

                                  ARTICLE 23
                      OBSERVANCE OF RULES AND REGULATIONS

     Section 23.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior written notice of such changes. To the extent that the Rules and Regulations (including any new Rules and Regulations or changes to any Rules and Regulations) conflict with the terms of this Lease, the terms of this Lease shall control. No new Rules and Regulations nor any changes to any existing Rules and Regulations shall be enforced against Tenant to the extent that such Rules and Regulations would materially interfere with the lawful conduct of Tenant's business in the Premises. Landlord will use commercially reasonable efforts to enforce the Rules and Regulations in a uniform and non-discriminatory manner against all tenants and other occupants. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                                  ARTICLE 24
                                    NOTICES

     Section 24.01. All notices, consents, demands, requests, documents or other communications (other than the payment of Rent by Tenant) required or permitted under this Lease (collectively, "notices") must be sent to the other party either by hand delivery (with signed receipt), by air express courier (with signed receipt) or by United States mail, postage prepaid, certified, return receipt requested. All notices shall be deemed given when received or rejected. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.01.

                                  ARTICLE 25
                                 MISCELLANEOUS

     Section 25.01. Professional and Other Fees. In any action or proceeding
                    ---------------------------
brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its actual and reasonable professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

     Section 25.02. Reimbursements.  Wherever the Lease requires Tenant to
                    --------------
reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item, including a fee for Landlord's manager's supervision in connection with providing such item.

     Section 25.03. Severability.  Every agreement contained in this Lease is
                    ------------
and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

     Section 25.04. Nonmerger.  There shall be no merger of this Lease with any
                    ---------
ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

     Section 25.05. Landlord's Liability.  Anything contained in this Lease to
                    --------------------
the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project and to Landlord's equity interest, if any, in any insurance, condemnation or sale proceeds arising from the Project, for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

     Section 25.06. Force Majeure.  Whenever the period of time is herein
                    -------------
prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease nor shall force majeure delay the Commencement Date except to the extent that a force majeure event occurs in connection with Landlord's design, construction or installation of Leasehold Improvements at the Premises.

     Section 25.07. Headings. The article headings contained in this Lease are
                    --------
for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

     Section 25.08. Successors and Assigns.  All agreements and covenants herein
                    ----------------------
contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of

Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

     Section 25.09.  Landlord's Representations.  Neither Landlord nor
                     --------------------------
Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

     Section 25.10.  Entire Agreement; Amendments.  This Lease and the Exhibits
                     ----------------------------
and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

     Section 25.11.  Authority.  If Tenant or Landlord signs as a corporation,
                     ---------
execution hereof shall constitute a representation and warranty by such executing party that such party is a duly organized and existing corporation, that party has been and is qualified to do business in the jurisdiction in which the Land is located and in good standing with the jurisdiction in which the Land is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant or Landlord signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by such executing party that such party has complied with all applicable laws, rules, and governmental regulations relative to such party's right to do business in the jurisdiction in which the Land is located, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of such party were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

     Section 25.12.  Governing Law.  This Lease shall be governed by and
                     -------------
construed under the laws of the state or commonwealth in which the Land is located. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Land is located.

     Section 25.13.  Interpretation.  Should any provision of this Lease require
                     --------------
judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

     Section 25.14.  Tenant's Use of Name of the Building. Tenant shall not,
                     ------------------------------------
without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

     Section 25.15.  Ancient Lights.  Any elimination or shutting off of light
                     --------------
air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

     Section 25.16.  Changes to Project by Landlord.  Landlord shall have the
                     ------------------------------
unrestricted right to make changes to portions of the Project (which do not materially and adversely affect Tenant's use, access and enjoyment of the Premises) in Landlord's reasonable discretion for the purpose of improving or otherwise changing access or security at the Project or the flow of pedestrian and vehicular traffic therein. Subject to the provisions of Article 6, Landlord shall have the right at any time upon prior written notice to Tenant, but without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (including parking areas (provided, however, Landlord shall only have the right to provide off-site parking on a temporary basis and only if the off-site parking area is within reasonable proximity to the Project) (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name of the Building or the Project; provided, however, if Landlord changes the name of the Project, Landlord shall give Tenant prior written notice of such change and Landlord shall pay Tenant for the costs incurred by Tenant (not to exceed $15,000) arising from such name change for new stationery, business cards, envelopes and similar items. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord. Any provision of this Lease to the contrary notwithstanding, Landlord agrees that Landlord will not name the Building after a tenant of the Building during the initial Term of this Lease. If Landlord desires to name the Building after a tenant of the Building after the initial Term of this Lease, Landlord must notify Tenant of the name of such tenant at least fifteen (15) months prior to the first day of the Extension Term (as defined in Rider No. 3-Extension Option) or else Landlord shall be deemed to have agreed to not to name the Project after any other tenant(s) during the extended Term of this Lease.

     Section 25.17.  Time of Essence.  Time is of the essence of this Lease.
                     ---------------

     Section 25.18.  Landlord's Acceptance of Lease.  The submission of this
                     ------------------------------
Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

     Section 25.19.  Financial Statements.  At any time during the term of this
                     --------------------
Lease, Tenant shall, upon ten (10) Business Days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements (or annual report and Form 10-K, as applicable) of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     Section 25.20.  Waiver of Trial by Jury.  Landlord and Tenant each hereby
                     -----------------------
waive trial by jury in any action, proceeding or counterclaim brought by Landlord of Tenant against the other on any matters whatsoever arising out of or in any way connected with this Lease.

                                  ARTICLE 26
                              SUBSTITUTION SPACE

                            [Intentionally Omitted]

                                  ARTICLE 27
                               OTHER DEFINITIONS

     When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) [Intentionally Omitted]; (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevators, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facilities and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, and generally all other improvements located on the Land, or which connect the Land to other buildings; (c) the words "day" or "days" shall refer to calendar days, except where "Business Days" are specified; (d) the "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease; (e) a "year" shall mean a calendar year; and
(f) the words "include" and "including" shall be construed as if followed by phrase "without being limited to."

                                  ARTICLE 28
                               OFFICE PARK DUES

     Landlord covenants to promptly pay when due during the Term all Office Park owner association dues to the extent not being disputed by Landlord.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Agreement to be executed under seal as of the day and year set forth on the cover page hereof.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By:  PRENTISS PROPERTIES I, INC.,
     a Delaware corporation
     General Partner


     By: /s/ Michael J. Cooper [SEAL]
        ------------------------
        Michael J. Cooper
        Vice President


     By: /s/ J. Kevan Dilbeck [SEAL]
        -----------------------
        J. Kevan Dilbeck
        Corporate General Counsel and VP


TENANT:

MICROSTRATEGY, INC.,
a Delaware corporation


By: /s/ Mark Lynch            [SEAL]
   ----------------------------
Name:  Mark Lynch
Title: CFO

                                  RIDER NO. 1

                             RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

     3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

     4. Directories will be placed by Landlord, at Landlord's own expense, in the lobby of the Building. No other directories shall be permitted.

     5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going out of business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

     6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

     7. Tenant shall not place a load upon any floor of the Premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the Premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

     8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

     9.   Corridor doors, when not in use, shall be kept closed.

     10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

     11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

     12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals (other than seeing eye dogs and other animals assisting physically challenged persons), or reptiles, or any other creatures, shall be brought into or kept in or about the Building.

     13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

     14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

     15. No equipment of any kind shall be operated on the Premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

     16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

     18. Tenant's employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

     19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

     20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

     21. Neither Tenant, nor any other person visiting the Building shall be permitted to use tobacco products in the Building or the Premises, but Landlord shall provide an area in the Common Areas where such use is permitted, which area shall be reasonably accessible to the Building.

                                  Rider No. 2

                             Base Rent Adjustments
                             ---------------------


  Base Rent shall be as follows for each year of the Term:

                                                 Base rent per Square
           Lease Year                            Foot of Net Rentable
           (or portion thereof)                  Area of the Premises
           --------------------                  --------------------

                    1                                   $28.50

                    2                                   $29.21

                    3                                   $29.94

                    4                                   $30.69

                    5                                   $31.46

                    6                                   $32.25

                    7                                   $33.05

                    8 through
                      Expiration Date                   $33.88

Lease Year means each period of twelve (12) successive months commencing on the Commencement Date or any anniversary thereof, except that the last Lease Year of the Term might contain fewer than twelve (12) months if the period between the expiration of the then preceding Lease Year and the Expiration Date contains fewer than twelve (12) months.

If the original Expiration Date is extended by Tenant pursuant to any extension rights set forth in this Lease, the Base Rent payable during the extension term is set forth in the extension rights section of or rider to this Lease.

                                  Rider No. 3

                               Extension Option
                               ----------------

     1.   Extension Term.  Tenant may extend the Term of this Lease for a single
          --------------
period of five (5) years (the "Extension Term") by delivering Tenant's written notice of such extension to Landlord no later than twelve (12) months prior to the expiration of the original Term. Tenant may elect to extend this Lease only with respect to the entire Premises. The Extension Term shall commence immediately upon the expiration of the original Term. Any provision of this Lease to the contrary notwithstanding, Landlord agrees that Landlord will not name the Building after a tenant of the Building during the initial Term of this Lease. If Landlord desires to name the Building after a tenant of the Building after the initial Term of this Lease, Landlord must notify Tenant of the name of such tenant at least fifteen (15) months prior to the first day of the Extension Term and if Landlord fails to so notify Tenant, Landlord agrees that Landlord will not name the Project after any tenant(s) of the Building during the Extension Term.

     2.   Conditions to Exercise. Tenant's right to exercise its extension
          ----------------------
option shall be subject to the existence of the following conditions at the time of Tenant's exercise of its option to extend: (i) the Lease is in full force and effect; (ii) no Event of Default then exists; (iii) Tenant timely exercises such option, with time being of the essence; and (iv) the Tenant named herein shall not have assigned the Lease or sublet Tenant's rights to an aggregate of more than one-half (1/2) of the original Premises.

     3.   Condition of Premises.  Tenant shall accept the Premises in "as is"
          ---------------------
condition for the Extension Term, and Landlord shall have no obligation to make any improvements or alterations to the Premises.

     4.   Rent.
          ----

          (a) Base Rent for the first year of the Extension Term shall be ninety-five percent (95%) of the Fair Market Value Rate (hereinafter defined) multiplied by the number of square feet of Net Rentable Area in the Premises as of the commencement date of the Extension Term. When Base Rent for the first year of the Extension Term is being determined, Base Rent for the second and all subsequent years of the Extension Term shall also be determined (in accordance with the same procedures as are set forth herein for determining the Fair Market Value Rate) based upon the then prevailing annual rent escalation factor in the applicable leasing market. If Tenant leases any storage space under this Lease, rent for the storage space shall also be determined at the time and in the manner herein provided for determining Base Rent for the Premises.

          (b) For purposes hereof "Fair Market Value Rate" means the full service base year fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant under a comparable lease for comparable space as to location, size, configuration, view and elevator exposure in a comparable building as to location, quality, age and reputation with a comparable build-out and a comparable term, assuming (as to the following items (1) through (4)) and taking into consideration (as to the remaining items) the following: (1) the landlord and tenant are typically motivated; (2) the landlord and tenant are informed and well advised and each is acting in what it considers its own best interest; (3) the Premises are fit for the Permitted Use;
(4) in the event
the Premises has been destroyed or damaged by fire or other casualty, the Premises has been fully restored; and (5) tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, moving allowances, commissions, free parking, etc.) will not be provided to Tenant (except that Tenant will not be required to pay a Permit Fee charge for parking other than as might be included in the Fair Market Value Rate) except to the extent that such allowances or concessions are reflected in the fair market rental rates then being quoted in which event the Fair Market Value Rate shall be reduced by the economic value of the allowances or concessions not offered to Tenant. Tenant shall also continue to pay Tenant's Share of Operating Costs and other charges pursuant to the terms of the Lease, but the Base Year shall be changed to be the calendar year ending on the last day of the calendar year immediately preceding the first day of Extension Term.

     (c) Approximately twelve (12) months before the first day of the extended Term, Landlord shall send written notice to Tenant specifying the Fair Market Value Rate as determined by Landlord and, within fifteen (15) days after receipt of Landlord's notice, Tenant shall give Landlord written notice of Tenant's acceptance or challenge of Landlord's determination of the Fair Market Value Rate; provided, however, that if Tenant fails to respond within such fifteen
      --------
(15) day period, Tenant shall be deemed to not have accepted Landlord's determination of the Fair Market Value Rate, and Landlord and Tenant shall endeavor to reach an agreement as to the Fair Market Value Rate within thirty
(30) days after the aforementioned fifteen (15) day period. Unless Landlord and Tenant agree in writing upon the Fair Market Value Rate, Landlord and Tenant shall not be deemed to have agreed upon the Fair Market Value Rate.

     (d) If Landlord and Tenant are unable to agree upon the Fair Market Value Rate within the aforementioned time period, Landlord and Tenant shall each select an appraiser who shall each submit to the parties his or her determination of the Fair Market Value Rate. Landlord and Tenant shall notify the other party of the identity of the appraiser selected by the notifying party within ten (10) days after the expiration of the aforementioned thirty (30) day period. Each appraiser shall be a licensed real estate broker or an MAI-certified real estate appraiser having a minimum of ten (10) years' experience in the Tysons Corner/Merrifield office market. The appraisers shall be instructed to complete and submit their written appraisal reports to the other party within thirty (30) days after the expiration of the ten (10) day selection period. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is less than the determination of the Fair Market Value Rate submitted by Tenant's appraiser, then the Fair Market Value Rate shall be the average of the two (2) determinations. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is greater than the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with the above-mentioned qualifications who shall select either Landlord's appraisal or Tenant's appraisal, whichever the third appraiser finds more accurately reflects the Fair Market Value Rate. The third appraiser shall be instructed to make his or her selection of the more accurate appraisal and notify Landlord and Tenant of such selection within ten (10) days after such appraiser's appointment. The foregoing notwithstanding, if the lower of the first two (2) appraisal amounts is within five percent (5%) of the higher of the first two (2) appraisal amounts, then the Fair Market Value Rate shall be the average of the such two
(2) appraisal amounts. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

     5.   No Abatement. Although rent abatement period(s) will be considered (if
          ------------
applicable) in determining the Fair Market Value Rate pursuant to Section 4(b) of this Rider, Tenant will not be entitled to any "free rent" or other rental abatement period during any Extension Term, except as may be expressly provided in Articles 7, 15 or 16 of the Lease to the contrary.

     6.   Terms of Lease.  Except as otherwise set forth in this Rider, Tenant's
          --------------
lease of the Premises for the Extension Term shall be upon the same terms and conditions as are applicable for the original Term.

                                  Rider No. 4

                                    Signage
                                    -------

     1.   Signs.
          -----

          a. So long as no Event of Default then exists and Tenant has not assigned the Lease (except that Tenant shall be permitted to have assigned the Lease to a Tenant Affiliate) nor sublet more than fifty (50%) percent of the total number of square feet of Net Rentable Area contained in the original Premises (except that Tenant shall be permitted to have sublet more than such percentage to a Tenant Affiliate under Section 8.03 of the Lease), Tenant shall have the (i) non-exclusive right to have the name "MicroStrategy" (or a reasonable variation thereof) or a Tenant Affiliate's name placed on the Building's monument sign (the "Monument Sign"); and (ii) exclusive right to have the name "MicroStrategy" (or a reasonable variation thereof) or a Tenant Affiliates' name placed at the top of the Building between columns A-9 and F-14 (as such columns are shown on the Base Building plans) (together with any replacements thereof, the "Parapet Sign"). The square footage of the Parapet Sign shall not exceed 45% of the Building's total parapet signage square footage allocation on the Commencement Date.

          b. Landlord shall, at Landlord's expense, provide Tenant with identification on the main Building directory. There shall be no charge for the installation, maintenance or reasonable periodic updating or revision of Tenant's identification on the main Building directory.

          c. Landlord shall, at Landlord's expense, provide Tenant with suite entry signage on each full floor that Tenant leases at the Building. Tenant may utilize Tenant's own graphics for Tenant's suite identification sign on each full floor that Tenant leases at the Building.

     2.   Installation. Tenant's name shall be installed on the Monument Sign by
          ------------
Landlord's contractor. Tenant's sign contractor shall install the Roof Top Sign under Landlord's supervision. Landlord shall have the right to reasonably approve Tenant's sign contractor. Landlord will place the Monument Sign at a location reasonably visible to visitors to the Building.

     3.   Specifications.  Prior to installing the Parapet Sign, Tenant shall
          --------------
furnish detailed plans and specifications (including the size, color, material, letter style, type of sign and all other relevant specifications) for the Parapet Sign (or any modification) to Landlord. If Landlord determines it to be reasonably necessary, Landlord shall have the right to require, at Tenant's expense, that a structural engineering report be prepared prior to Landlord's approval of the plans and specifications for the Parapet Sign. The size, color, material, lettering style, type of sign, location and all other aspects of the Monument Sign and the Parapet Sign shall be subject to Landlord's reasonable approval. Landlord shall have the right to prohibit any aspect of the Monument Sign or the Parapet Sign that Landlord reasonably determines not to be aesthetically acceptable.

     4.   Rights Not Assignable.  Tenant's rights under this Rider shall not be
          ---------------------
assignable by Tenant other than to a Tenant Affiliate.

     5.   Costs.
          -----

          a. Landlord shall pay for the purchase, installation, placement of Tenant's name and maintenance of the Monument Sign and of the main Building directory sign, but Tenant shall pay for any changes to any signs if Tenant changes its name.

          b. Tenant shall pay all costs of design, manufacture, installation, operation, permitting, utilization, insurance, replacement, maintenance and removal of the Parapet Sign. To the extent Landlord incurs any costs (other than those expressly set forth herein as being payable by Landlord) in connection with the Parapet Sign, such costs shall constitute Additional Rent payable by Tenant upon thirty (30) days' written notice from Landlord.

     6.   Easements.  Tenant is hereby granted such nonexclusive easements and
          ---------
licenses for (i) use of any Building shafts required to install the electrical wiring; and (ii) access to the roof of the Building at all reasonable times and in emergencies in order to operate, maintain and repair the Parapet Sign.

     7.   Permits and Approvals.  Tenant shall be responsible for procuring all
          ---------------------
licenses and permits may be required for the installation, use or operation of the Parapet Sign, and Landlord makes no warranties or representations as to the permissibility or the permitability of the Parapet Sign under applicable laws, rules or regulations. Prior to installing the Parapet Sign, Tenant will deliver to Landlord reasonable evidence of Tenant's having obtained all necessary governmental approvals for the installation of the Parapet Sign. Landlord and Tenant will cooperate with each other to attempt to obtain from all owner associations, tenant associations, architectural control committees and similar organizations or authorities at the Office Park the consents or approvals of such parties to the extent required (as determined by Landlord) in connection with the Parapet Sign.

     8.   Installation.  Upon Landlord's written approval of the plans and
          ------------
specifications and of the installation contract for the Parapet Sign (which approval shall not be unreasonably withheld, conditioned or delayed), the Parapet Sign shall be installed by Tenant's sign contractor, which contractor shall be subject to Landlord's reasonable approval. Tenant shall (i) construct, maintain and operate in compliance with all applicable laws, rules and regulations of all Federal, state and local governmental authorities; (ii) have the Parapet Sign designed, installed, utilized and operated so as not to materially adversely affect or impact the structural or other systems of or serving the Building or Project; and (iii) have the Parapet Sign constructed in accordance with the Building rules and regulations or any other reasonable regulations promulgated by Landlord pertaining to construction in or on the Building by third-party contractors. Upon installation of the Parapet Sign, Tenant shall furnish Landlord with an "as built" drawing of the Parapet certified by Tenant's architect or such other professional as Landlord shall reasonably approve.

     9.   Removal.  Upon the expiration or earlier termination of this Lease,
          -------
Tenant shall remove the Parapet Sign and repair any damage to the Building caused by the Parapet Sign or the removal thereof.

                                  Rider No. 5

                                    Antenna
                                    -------


     1.   Right to Install.  So long as no Event of Default then exists, Tenant
          ----------------
shall have the non-exclusive right, at its sole cost and expense, and for its own use and the use of Tenant's Affiliates only (and not for resale, subletting or other profit to Tenant), to purchase, install, maintain and operate upon a portion of the rooftop of the Building a single satellite dish or other antenna (the "Rooftop Communications Equipment"). Tenant shall furnish detailed plans and specifications for the Rooftop Communications Equipment (or modification) to Landlord for approval, which approval will not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to approve, such approval not to be unreasonably withheld, conditioned or delayed, the location, size, height, width and weight of the Rooftop Communications Equipment and to prohibit any Rooftop Communications Equipment which Landlord determines not to be aesthetically acceptable. In no event shall the Rooftop Communications Equipment (including without limitation any guy wires) be located outside the portion of the rooftop allocated to Tenant. If Landlord determines it to be reasonably necessary, Landlord shall have the right to require, at Tenant's expense, that a structural engineering report be prepared prior to Landlord's approval of any proposed Rooftop Communications Equipment.

     2.   Costs.  Tenant shall pay all costs of purchase, design, installation,
          -----
operation, permitting, utilization, insurance, replacement, maintenance and removal of the Rooftop Communications Equipment. Any provision of the Lease or this Rider to the contrary notwithstanding, Landlord shall have the right to separately meter the Rooftop Communications Equipment for electricity or to cause Tenant to separately meter the Rooftop Communications Equipment for electricity, in either case, at Tenant's expense, and, in such case, Tenant shall pay as Additional Rent the electricity charges for the Rooftop Communications Equipment directly to Landlord or to the electricity provider, as Landlord shall determine.

     3.   Other Parties' Rights.  Landlord has advised Tenant that other tenants
          ---------------------
of the Building have certain rights to erect communications systems on the roof of the Building. Landlord shall have the right for itself and to permit other current and future tenants to use portions of the roof for communications equipment or for any other use so long as such use does not unreasonably interfere with Tenant's use. Tenant covenants that it will not use its Rooftop Communications Equipment in a manner that will interfere with Landlord's and/or any current or future tenant's use of the roof of the Building for communications equipment or for any other use. Tenant shall not permit the Rooftop Communications Equipment to constitute a nuisance or to interfere with the operations of Landlord or other tenants occupying the Project or using other portions of the roof of the Building for communications systems.

     4.   Easements.  Tenant is hereby granted such nonexclusive easements and
          ---------
licenses for (i) use of any Building shafts required to install the electrical or communication wiring; (ii) access to the roof at all reasonable times and in emergencies; and (iii) use of a mutually agreed upon area of the roof to install and operate the Rooftop Communications Equipment. The Rooftop Communication Equipment shall be connected to the Premises by cable (or other appropriate means), the installation of which shall be performed by Tenant at Tenant's cost.

     5.   Permits and Approvals.  Tenant shall be responsible for procuring all
          ---------------------
licenses and permits may be required for the installation, use or operation of the Rooftop Communications Equipment, and Landlord makes no warranties or representations as to the permissibility or the permitability of the Rooftop Communications Equipment under applicable laws, rules or regulations. Prior to installing the Rooftop Communications Equipment, Tenant will deliver to Landlord reasonable evidence of Tenant's having obtained all necessary governmental approvals (if any such approval are required) for the installation of the Rooftop Communications Equipment. Landlord and Tenant will cooperate with each other to attempt to obtain from all owner associations, tenant associations, architectural control committees and similar organizations or authorities at the Office Park the consents or approvals of such parties to the extent required (as determined by Landlord) in connection with the Rooftop Communications Equipment.

     6.   Installation.  Upon Landlord's written approval of the plans and
          ------------
specifications and the installation contract for the Rooftop Communications Equipment (which approval shall not be unreasonably withheld, conditioned or delayed), the Rooftop Communications Equipment shall be installed by Tenant's communications equipment contractor, which contractor shall be subject to Landlord's reasonable approval. Tenant shall (i) construct, maintain and operate the Rooftop Communications Equipment in compliance with all applicable laws, rules and regulations of all Federal, state and local governmental authorities including, without limitation, the Federal Communications Commission; (ii) have the Rooftop Communications Equipment designed, installed, utilized and operated so as not to materially adversely affect or impact the structural, communications or other systems of or serving the Building or Project; and (iii) have the Rooftop Communications Equipment installed in accordance with the Building rules and regulations or any other reasonable regulations promulgated by Landlord pertaining to construction in or on the Building by third-party contractors. Upon installation of the Rooftop Communications Equipment, Tenant shall furnish Landlord with an "as built" drawing of the Rooftop Communications Equipment certified by Tenant's architect or such other professional as Landlord shall reasonably approve.

     7.   Charges.  Landlord will not charge Tenant rent for the rooftop space
          -------
occupied by the Rooftop Communications Equipment. Tenant will pay Landlord within thirty (30) days after written demand for any actual out-of-pocket expenses incurred by Landlord arising from any damage caused to the Building in connection with the installation, maintenance, operation or removal of the Rooftop Communications Equipment and all special cabling associated therewith.

     8.   Removal.  Upon the expiration or earlier termination of this Lease,
          -------
Tenant shall remove all Rooftop Communications Equipment and all special cabling associated therewith and repair any damage caused to the Building by the Rooftop Communications Equipment or the removal thereof.

                                  Rider No. 6

                                 Environmental
                                 -------------


     1.   Hazardous Materials.
          -------------------

          a. Tenant shall indemnify, defend, reimburse and hold Landlord harmless against any Environmental Damages (hereinafter defined) incurred by Landlord arising from Tenant's breach of this Rider. Tenant shall (i) not cause or permit any Hazardous Materials (hereinafter defined) to be treated, stored, disposed of, generated, or used at the Premises, the Building or the Project by Tenant, its employees, agents or invitees, provided, however, that Tenant shall have the right to store, use or dispose of products customarily found in offices and used in connection with the operation and maintenance of such offices if Tenant complies with all Environmental Laws and does not contaminate the Premises, the Building, the Project or the environment; and (ii) promptly after receipt, endeavor in good faith to deliver to Landlord a copy of any communication concerning any past or present, actual or potential violation of Environmental Laws or liability of Tenant to Landlord for Environmental Damages. Tenant's obligations under this Section shall survive termination of this Lease and the discharge of all other obligations owed by Tenant to Landlord under this Lease.

          b. Landlord shall indemnify, defend, reimburse and hold Tenant harmless against any Environmental Damages incurred by Tenant arising from Landlord's breach of this Section. Landlord shall (i) not cause or permit any Hazardous Materials to be treated, stored, disposed of, generated, or used at the Building or the Project by Landlord, its employees, agents or invitees (which shall not include any tenants of the Project), provided, however, that Landlord shall have the right to store, use or dispose of products customarily found in office projects similar to the Project and used in connection with the operation and maintenance of such projects if Landlord complies with all Environmental Laws and does not contaminate the Premises, the Building, the Project or the environment; and (ii) promptly after receipt, endeavor in good faith to deliver to Tenant a copy of any communication concerning any past or present, actual or potential violation of Environmental Laws or liability of Landlord to Tenant for Environmental Damages. Landlord's obligations under this Section shall survive termination of this Lease and the discharge of all other obligations owed by Landlord to Tenant under this Lease.

          c. "Environmental Damages" means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement incurred by the indemnified party under this Rider resulting from violations of Environmental Laws, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursements of attorneys, consultants, contractors, experts and laboratories; and (ii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Law and other costs reasonably necessary to restore full economic use of the Premises or the Building or the Project.

          d. "Hazardous Materials" include substances (i) which require remediation under any Environmental Laws; or (ii) which are or become defined as "hazardous waste", "hazardous substance", pollutant or contaminant under any Environment Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic; or (i) which contain petroleum hydrocarbons, polychlorinated biphenyls, asbestos, asbestos containing materials or urea formaldehyde. Hazardous Materials shall not include chemicals routinely used in office areas or cleaning supplies used in compliance with applicable laws.

          e. "Environmental Law(s)" mean all applicable present and future statutes, regulations, rules, ordinances, codes, permits or orders of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of public health or safety or of the environment.

     2.   Existing Conditions.  Landlord represents to Tenant that to Landlord's
          -------------------
actual knowledge, the Land (which Tenant agrees does not include the Building, the Parking Facilities or any other improvements) does not contain any Hazardous Materials other than as set forth to the contrary in that certain Property Records Search (the "Environmental Report"), dated August 1987, prepared by CH2M Hill with respect to the Land. Tenant acknowledges that Landlord has delivered a copy of the Environmental Report to Tenant.

                                  Rider No. 7

                               Landlord Default
                               ----------------


     1.   Judgment Against Landlord.  If Landlord defaults in the performance of
          -------------------------
any material obligation under this Lease on Landlord's part to be performed, Landlord shall remedy such default within thirty (30) days after Tenant delivers written notice to Landlord and any mortgagee(s) (whose name(s) and address(es) shall have been given to Tenant in writing) of such default, or if the default is of such a nature that it cannot reasonably be remedied within said period of thirty (30) day period, then Landlord shall diligently commence and proceed to cure such default within a reasonable time after receipt of such notice from Tenant. If Landlord fails to cure such default as provided herein, Tenant shall have the right, subject to the terms of this Lease, to pursue all rights at law or in equity (subject, however, to any limitations on such remedies as may be set forth in this Lease) as it may have against Landlord. If Tenant files suit against Landlord and obtains a judgment thereon, Tenant shall have the right to set-off against any Base Rent and Additional Rent otherwise due hereunder from Tenant to Landlord the amount of the judgment entered against Landlord, together with interest thereon at the Interest Rate.

     2.   Self Help.  In the event of an emergency situation threatening
          ---------
immediate damage to the Premises or any persons or property, Tenant shall provide Landlord oral or written notice, and if Landlord has not commenced to repair within one (1) day thereafter, Tenant may commence such repair, and all reasonable and actual costs incurred by Tenant in connection with the repair of the broken item of equipment or mechanical system shall be due and owing within thirty (30) days following written demand therefor to Landlord, accompanied by invoices or other evidence of such costs substantiating such claim. To the extent Landlord fails to pay the amount owed within such thirty (30) day period, the overdue amount shall bear interest at the Interest Rate from the thirty-first (31st) day until the date paid.

     3.   Leasehold Improvements.  In addition to Tenant's rights under Section
          ----------------------
1 of this Rider, if Prentiss Properties Acquisition Partners, L.P. ("PPAP") sells the Project prior to or within twelve (12) months after the Commencement Date and the Project transferee fails to fully disburse the Improvement Allowance to the extent required under Exhibit C of this Lease, PPAP or the Project transferee shall remedy such failure within fifteen (15) days after Tenant delivers written notice of such failure to PPAP, the Project transferee and to such transferee's mortgagee(s) (whose name(s) and address(es) shall have been given to Tenant in writing). If such failure continues beyond such fifteen
(15) day period, Tenant shall have the right to set-off against any Base Rent and Additional Rent due hereunder from Tenant the amount of the Improvement Allowance that the Project transferee failed to disburse.

                                  Rider No. 8

                                Landlord's Lien
                                ---------------


     Landlord hereby waives any prejudgment lien rights which Landlord may have concerning Tenant's Property (as defined in Section 14.01A).

                                  Rider No. 9

                                 Storage Space
                                 -------------


     1.   Storage Space.  Tenant hereby leases approximately 2,505 square feet
          -------------
of storage space on lower level of the Building (the "Storage Space"), which Storage Space is approximately as shown on Exhibit R-9A hereto.
                                           ------------

     2.   Rent.  Beginning on the Commencement Date, Tenant shall pay Landlord
          ----
annual rent for the Storage Space in an amount equal to Fourteen Dollars ($14.00) per square foot multiplied by the number of square feet contained in the Storage Space, which rent shall increase on each anniversary of the Commencement Date by two and one-half percent (2 1/2%) of the Storage Space rent payable for the then immediately preceding year. During any extension term of this Lease, Tenant shall pay Landlord rent for the Storage Space at the then fair market value for such space. The Storage Space rent shall be deemed a part of the Rent owed by Tenant under the Lease and Tenant shall make monthly rental payments for the Storage Space at the same time, in the same form and otherwise in accordance with the terms set forth in the Lease for the payment of Rent.

     3.   Storage Space Lease Terms.  Except as set forth in this Rider to the
          -------------------------
contrary, Tenant shall lease the Storage Space upon the same terms and conditions as Tenant leases the Premises; provided, however, Tenant's Share of Operating Expenses and other charges under this Lease shall not be increased by virtue of Tenant's leasing of the Storage Space and the square footage of the Storage Space shall not be added to or included in the square footage of the Premises.

     4.   Condition of Storage Space.  Tenant accepts the Storage Space in "as
          --------------------------
is" condition and Landlord shall have no obligation to provide any services in connection with the Storage Space, except that the Storage Space will be in broom clean condition when Landlord delivers the Storage Space to Tenant, the Storage Space will be well-lit, will have reasonable electric service and conditioned air and will be constructed so that it can be locked-off so as to prevent access by other occupants or tenants of the Building (the "Storage Condition"). Upon delivering the Storage Space to Tenant in Storage Condition, Landlord will have no obligation to make any improvements, repairs or alterations to the Storage Space. Tenant shall maintain the Storage Space at Tenant's sole cost and expense. At the end of the Term, Tenant shall surrender the Storage Space to Landlord in broom clean condition, normal wear and tear excepted. Tenant will not operate any equipment (electrical or otherwise) in the Storage Space, except that Tenant shall be permitted to install a dehumidifier in the Storage Space.

     5.   Term of Lease for Storage Space.  Tenant's leasing of the Storage
          -------------------------------
Space shall commence on the date Landlord tenders possession of the Storage Space to Tenant in the Storage Condition and shall be co-terminus with the Term of the Lease and any extension thereof.

     6.   Assignment.  Tenant shall not assign or sublet all or any portion of
          ----------
the Storage Space except in connection with any assignment or sublease of the Premises permitted under the Lease.

     7.   Insurance.  Tenant's insurance requirements set forth in the Lease
          ---------
shall also apply with respect to the Storage Space.

                                 Exhibit R-9-A
                                 -------------

                     [LOWER LEVEL FLOOR PLAN APPEARS HERE]

                                 Rider No. 10

                                 Delivery Date
                                 -------------


     1.   Holdover Damages.  Any provision of the Lease to the contrary
          ----------------
notwithstanding, if the Commencement Date has not occurred prior to February 2, 1999, which date shall be extended day for day for each day of force majeure (not to exceed in any event or under any circumstance a total of forty-five (45) days for such force majeure) or Tenant Delay (as defined in Exhibit C of the Lease), Landlord shall be liable to Tenant for Holdover Damages from February 2, 1999 (as such date might be extended as aforesaid) until the earlier of the Commencement Date or the termination of this Lease pursuant to the terms of
Section 2 of this Rider (the "Delay Period"). Holdover Damages means an amount equal to the lesser of (a) $3,000 per day, or (b) the sum of (i) the actual holdover Base Rent (as such term is defined in the Tycon Lease) premium owed by Tenant under the Tycon Lease for the Delay Period plus (ii) the actual holdover Annual Fixed Rent (as such term is defined in the Capital One Lease) premium owed by Tenant under the Capital One Lease for the Delay Period. The Tycon Lease means that certain Sublease, dated June 6, 1996, between Arthur Anderson, LLP and Tenant pertaining to Suite 300 at Tycon Tower I, 8000 Towers Crescent Drive, Vienna, Virginia; and the Capital One Lease means that certain Sublease, dated August 28, 1997, between Capital One Services and Tenant pertaining to certain space on the fifth (5th) floor at 2650 Park Town Drive, Vienna, Virginia.

     2.   Termination Rights.
          ------------------

          a. Any provision of the Lease to the contrary notwithstanding, if the Commencement Date has not occurred on or before February 1, 1999 and there has been an aggregate of five (5) months of Landlord Delay (either before or after February 1, 1999), Tenant may elect, as its sole remedy, at any time thereafter to terminate the Lease upon ten (10) days written notice to Landlord. Upon delivery of such written notice from Tenant to Landlord, Landlord shall have ten (10) days to deliver the Premises to Tenant in accordance with Section
3.02 of the Lease. If Landlord fails to deliver the Premises to Tenant in accordance with Section 3.02 of the Lease within such ten (10) day period, the Lease shall automatically terminate without further action by either party.

          b. Any provision of the Lease to the contrary notwithstanding, if the Commencement Date has not occurred prior to February 1, 2000 due to force majeure, Landlord may elect, at any time after February 1, 2000 but prior to the Commencement Date, to terminate the Lease upon ten (10) days written notice to Tenant. Upon delivery of such written notice from Landlord to Tenant, the Lease shall automatically terminate without further action by either party.

          c. Any provision of the Lease to the contrary notwithstanding, if the Commencement Date has not occurred prior to November 1, 1999, for any reason other than Tenant Delay, Tenant may elect, at any time after November 1, 1999 but prior to the Commencement Date, to terminate the Lease upon ten (10) days written notice to Landlord. Upon delivery of such written notice from Tenant to Tenant, the Lease shall automatically terminate without further action by either party.

                                 Rider No. 11

                              Indoor Air Quality
                              ------------------


The Building's property management company shall have the Building tested for indoor air quality on an annual basis and the costs of the tests shall constitute an Operating Expense so long as the cause of the indoor air quality problem (if any) is not due to the initial defective construction of the Building or the Central Systems. Landlord shall promptly provide to Tenant with copies of such annual written test reports relating to the air quality in the Building, or any other written report, information or data prepared as an evaluation of the indoor air quality of the Building. Provided that it is commercially reasonable for a landlord similar to Landlord to do so, Landlord shall implement the recommendations set forth in the report to the extent necessary to cause the air quality in the Building to comply with applicable local, state or federal laws or regulations as in effect on the Commencement Date, but only if compliance with such laws or regulations can be achieved by Landlord correcting a defect in a Central System. The costs arising from such implementation shall constitute Operating Expenses so long as the cause of the indoor air quality problem is not due to the initial defective construction of the Building or the Central Systems.

                                 Rider No. 12

                             Right of Opportunity
                             --------------------


     1.   Right of Opportunity.  If office space located on the first (1st)
          --------------------
floor of the Building becomes or is reasonably anticipated by Landlord to become vacant during the five (5) year period commencing on the Commencement Date (or, if Tenant has exercised its right to lease the Premises for the Extension Term (as defined in Rider No. 3-Extension Option), during the three (3) year period commencing on the first day of the first Extension Term) (the "Additional Space"), Landlord shall so notify Tenant in writing (the "Landlord's Notice") of the anticipated availability date not more than eighteen (18) months in advance of such date. Provided that all of the terms and conditions set forth in this Rider for Tenant's exercise of its rights hereunder have been completely and timely satisfied, Tenant may exercise a one-time right to lease (the "Right of Opportunity") the entire Additional Space at the Fair Market Value Rate (hereinafter defined) by delivering Tenant's written notice to Landlord ("Tenant's Notice") within ten (10) days after receipt of Landlord's Notice. If Tenant notifies Landlord that Tenant elects not to lease the Additional Space or if Tenant fails to timely deliver Tenant's Notice to Landlord, Tenant shall be deemed to have waived forever its Right of Opportunity with respect to such Additional Space and Landlord may thereafter lease the Additional Space to any party or parties and upon any terms.

     2.   Conditions to Exercise.
          ----------------------

          a. Tenant's exercise of its Right of Opportunity shall be subject to the existence of the following conditions at the time of such exercise: (i) this Lease is in full force and effect; (ii) no Event of Default then exists under this Lease and no condition exists which with notice or the passage of time, or both, would constitute an Event of Default; (iii) Tenant has timely exercised its Right of Opportunity, with time being of the essence; and (iv) the original tenant named in the Lease shall not have assigned or sublet to a non-Tenant Affiliate its rights to an aggregate of more than fifty percent (50%) of the Net Rentable Area of the original Premises.

          b. Tenant's Right of Opportunity will not apply to any space in the Building until after Landlord has leased such space to a tenant and such tenant's lease rights have expired, which rights shall include any extension rights contained in writing in such lease.

          c. Tenant's Right of Opportunity shall subject, subordinate and in all respects inferior to the existing rights of the tenant as of the date of this Lease (which rights include, without limitation, any existing, written expansion rights, extension rights, rights of refusal or rights of opportunity with respect to space in the Building) under the following lease, as such lease has been amended to date, pertaining to space at the Building: Lease Agreement, dated June 23, 1998, between Landlord and The Lewin Group, Inc.

     3.   Condition of Additional Space.  Tenant shall take the Additional Space
          -----------------------------
in "as is" condition, and Landlord shall have no obligation to make any improvements or alterations to the Additional Space.

     4.   Rent.
          ----

          (a) Base Rent for the first year that Tenant leases the Additional Space shall be at the Fair Market Value Rate (hereinafter defined) multiplied by the number of square feet of Net Rentable Area in the Additional Space as of the date Tenant commences to lease the Additional Space. When Base Rent for the first year that Tenant will lease the Additional Space is being determined, Base Rent for the second and all subsequent years that Tenant will lease the Additional Space shall also be determined (in accordance with the same procedures as are set forth herein for determining the Fair Market Value Rate) based upon the then prevailing annual rent escalation factor in the applicable leasing market. If Tenant has the right under the Lease to extend the Term and Tenant does, in fact, extend the Term and Tenant has leased any Additional Space, then Rent for such Additional Space for such extension period(s) shall be at the same rate that Tenant will pay as Rent for the original Premises for such extension term.

          (b) For purposes hereof "Fair Market Value Rate" means the full service base year fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant for a comparable lease for comparable space as to location, size, configuration, view and elevator exposure in a comparable building as to location, quality, age and reputation with a comparable build-out and a comparable term, assuming (as to the following items
(1) through (4)) and taking into consideration (as to the remaining items) the following: (1) the landlord and tenant are typically motivated; (2) the landlord and tenant are informed and well advised and each is acting in what it considers its own best interest; (3) the Additional Space fit for the Permitted Use; (4) if the Additional Space has been destroyed or damaged by fire or other casualty, the Additional Space has been fully restored; and (5) tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, moving allowances, commissions, free parking, etc.) will not be provided to Tenant (except that Tenant will not be required to pay a Permit Fee charge for parking other than as might be included in the Fair Market Value
Rate) except to the extent that such allowances or concessions are reflected in the fair market rental rates then being quoted in which event the Fair Market Value Rate shall be reduced by the economic value of the allowances or concessions not offered to Tenant. Tenant shall also continue to pay Tenant's Share of Operating Costs and other charges pursuant to the terms of the Lease for the Additional Space, but the Base Year shall be changed to be the calendar year containing the first day that Tenant leases the Additional Space and Tenant shall have no obligation to pay Tenant's Share of Operating Costs allocated to the Additional Space until January 1 of the year following the year containing the first day that Tenant leases such Additional Space.

          (c) Within fifteen (15) days after Landlord receives notice from Tenant that Tenant is exercising the Right of Opportunity, Landlord shall send written notice to Tenant specifying the Fair Market Value Rate as determined by Landlord and, within fifteen (15) days after receipt of Landlord's notice, Tenant shall give Landlord written notice of Tenant's acceptance or challenge of Landlord's determination of the Fair Market Value Rate; provided, however, that
                                                        --------
if Tenant fails to respond within such fifteen (15) day period, Tenant shall be deemed to not have accepted Landlord's determination of the Fair Market Value Rate, and Landlord and Tenant shall endeavor to reach an agreement as to the Fair Market Value Rate within thirty (30) days after the latter of the aforementioned fifteen (15) day periods. Unless Landlord and Tenant agree in writing upon the Fair Market Value Rate, Landlord and Tenant shall not be deemed to have agreed upon the Fair Market Value Rate.

          (d) If Landlord and Tenant are unable to agree upon the Fair Market Value Rate within the aforementioned time period, Landlord and Tenant shall each select an appraiser who shall each submit to the parties his or her determination of the Fair Market Value Rate. Landlord and Tenant shall notify the other party of the identity of the appraiser selected by the notifying party within ten (10) days after the expiration of the aforementioned thirty (30) day period. Each appraiser shall be a licensed real estate broker or an MAI-certified real estate appraiser having a minimum of ten (10) years' experience in the Tysons Corner/Merrifield office market. The appraisers shall be instructed to complete and submit their written appraisal reports to the other party within thirty (30) days after the expiration of the ten (10) day selection period. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is less than the determination of the Fair Market Value Rate submitted by Tenant's appraiser, then the Fair Market Value Rate shall be the average of the two (2) determinations. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is greater than the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with the above-mentioned qualifications who shall select either Landlord's appraisal or Tenant's appraisal, whichever the third appraiser finds more accurately reflects the Fair Market Value Rate. The third appraiser shall be instructed to make his or her selection of the more accurate appraisal and notify Landlord and Tenant of such selection within ten (10) days after such appraiser's appointment. The foregoing notwithstanding, if the lower of the first two (2) appraisal amounts is within five percent (5%) of the higher of the first two (2) appraisal amounts, then the Fair Market Value Rate shall be the average of the such two
(2) appraisal amounts. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half ( 1/2) by Tenant.

     5.   No Abatement.  Although rent abatement period(s) will be considered
          ------------
(if applicable) in determining the Fair Market Value Rate pursuant to Section
4b), Tenant will not be entitled to any "free rent" or other abatement period under the Lease with respect to the Additional Space, except as may be set forth in Articles 7, 15 or 16 of the Lease to the contrary.

     6.  Terms of Lease.  Tenant shall lease the Additional Space under the
         --------------
Lease (and not under a separate or new lease) and upon the same terms and conditions as those set forth in the Lease with respect to the original Premises, except to the extent expressly set forth in this Rider to the contrary.

     7.   Term.  If Tenant exercises its right to lease the Additional Space,
          ----
(a) Tenant's lease of the Additional Space shall commence upon the later of (i) the date of availability specified in Landlord's Notice, or (ii) the date upon which the prior occupant (the "Prior Occupant") of the Additional Space physically vacates and surrenders possession of the Additional Space, and (b) the term of Tenant's lease of the Additional Space shall be coterminous with the Term of this Lease and any extension hereof. Provided that Landlord has complied with the terms of the following sentence, Landlord will have no liability to Tenant if Landlord does not deliver or does not timely deliver the Additional Space to Tenant. Landlord will promptly commence and diligently pursue obtaining possession of the Additional Space (including by initiating legal proceedings) so that Landlord can timely deliver the Additional Space to Tenant; provided, however, if Landlord has not delivered possession of the

Additional Space to Tenant within six (6) months after the date on which the Additional Space was to be delivered to Tenant, Tenant shall have the right to terminate its election to lease the Additional Space by notifying Landlord in writing within thirty (30) days after the expiration of said six (6) month period. Nothing herein contained shall obligate Landlord to make any payment to the Prior Occupant in order to entice the Prior Occupant to physically vacate and surrender possession of the Additional Space.

     8.   Recomputation.  Upon Tenant's leasing of any Additional Space, the
          -------------
terms "Net Rentable Area" and "the Premises" shall be deemed to include the Additional Space leased hereunder and, except as otherwise set forth in this Rider, all computations made under the Lease based upon or affected by the Net Rentable Area of the Premises shall be recomputed to include the Additional Space.

     9.   Configuration.  Landlord shall determine the exact configuration of
          -------------
the Additional Space.